Exhibit 2.13
EXECUTION VERSION
28 August 2025
QIAGEN N.V.
as Issuer
and
BNP PARIBAS
and
BOFA SECURITIES EUROPE SA
and
GOLDMAN SACHS BANK EUROPE SE
as Joint Global Coordinators and Joint Bookrunners and
DEUTSCHE BANK AKTIENGESELLSCHAFT
and
JEFFERIES GMBH
and
MOELIS & COMPANY LLC
as Joint Bookrunners
SUBSCRIPTION AGREEMENT
relating to the
QIAGEN N.V.
up to USD 750 million Convertible Bonds due 2032
ISIN DE000A4EF8U1
convertible into ordinary registered shares of
QIAGEN N.V.

	Table of Contents
1	Definitions and Interpretation	3
2	Issue of the Bonds	4
3	Bonds Offer, Subscription, Commissions, Costs and Expenses	4
4	Closing; Conditions Precedent	6
5	Selling Restrictions	8
6	Quotation of the Bonds, Listing of the Settlement Shares	8
7	Representation and Warranties	8
8	Undertakings by the Issuer	18
9	Indemnity	20
10	No Fiduciary Duties	21
11	Termination (Rücktritt)	22
12	Communications	23
13	Product Governance	24
14	Recognition of the U.S. Special Resolution Regimes	25
15	Final Clauses	26
16	Counterparts	27
Schedule 1 Form of Terms and Conditions of the Bonds		28
Schedule 2 Form of Global Bond		65
Schedule 3 Form of Pricing Agreement		2
Schedule 4 List of Documents to be delivered pursuant to Clause 4.2.9 and Clause 4.2.10		13
Schedule 5 Selling Restrictions		14
Schedule 6 Form of Closing Certificate		16

THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made on 28 August 2025 between:
(1)QIAGEN N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Venlo, The
Netherlands, and having its registered office at Hulsterweg 82, 5912 PL Venlo, The
Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 12036979 (the "Issuer");
(2)BNP PARIBAS, 16, boulevard des Italiens, 75009 Paris, France, BOFA SECURITIES
EUROPE SA, 51 rue La Boétie, 75008 Paris, France ("Bofa" or the "Structuring Global
Coordinator"), and GOLDMAN SACHS BANK EUROPE SE, Marienturm, Taunusanlage
9-10, 60329 Frankfurt am Main, Germany (together, the "Joint Global Coordinators"); and
(3)DEUTSCHE BANK AKTIENGESELLSCHAFT, Taunusanlage 12, 60325 Frankfurt am Main,
Germany, JEFFERIES GMBH, Bockenheimer Landstraße 24, 60323 Frankfurt am Main,
Germany, and MOELIS & COMPANY LLC, 399 Park Avenue, New York, NY 10022, United
States (together with the Joint Global Coordinators, the "Joint Bookrunners").
Recitals:
(A)The Issuer intends to issue Convertible Bonds due 2032, ISIN DE000A4EF8U1, in an aggregate principal amount of up to USD 750 million (the "Bonds", which expression where the context so admits shall include the Global Bond (as defined below) to be delivered in respect of the Bonds).
(B)The Bonds will have the terms and conditions substantially in the form attached hereto as
Schedule 1 (the "Terms and Conditions").
(C)The Bonds will, subject to and in accordance with the Terms and Conditions, be convertible by each holder of a Bond (the "Bondholders") into new or already existing fully paid ordinary registered shares (ISIN: NL0015002CX3) of the Issuer to be issued by the Issuer upon conversion of the Bonds from its authorised and unissued share capital or to be delivered by or on behalf of the Issuer in the form of existing shares held by the Issuer as treasury shares of the same class as the new shares (the "Settlement Shares"), provided that such delivery of existing shares can be legally effected and does not impair the rights which the relevant
Bondholder would otherwise have.
(D)Pursuant to article 3.1 of the current articles of association of the Issuer (the "Articles"), the authorised share capital of the Issuer amounts to nine million Euro (EUR 9,000,000), which is divided into four hundred and ten million (410,000,000) ordinary shares with a nominal value of one Euro cent (EUR 0.01) each, forty million (40,000,000) financing preference shares with a nominal value of one Euro cent (EUR 0.01) each and four hundred and fifty million
(450,000,000) preference shares with a nominal value of one Euro cent (EUR 0.01) each. At the date of this Agreement, the total issued share capital of the Issuer amounts to 217,684,861 ordinary shares with a nominal value of EUR 0.01 each (the "Existing Shares") and as such,
192,315,139 ordinary shares remain issuable under the Issuer's current authorised share capital.
(E)The issuance of the Bonds have been resolved upon by the managing board of the Issuer in a written resolution dated 28 August 2025, and the grant of rights to acquire the Settlement Shares and the exclusion of pre-emptive rights relating thereto was resolved upon by the supervisory board of the Issuer in a meeting held on 30 July 2025, of which minutes are available, in accordance with the mandates granted by the general meeting of shareholders of the Issuer on
26 June 2025 (the "Authorisation"), both subject to the written approval of the chair of the
Issuer's audit committee. The written approval of the chair of the Issuer's audit committee has been given on 28 August 2025.

(F)Payments and other functions in respect of the Bonds will be made or performed on behalf of the Issuer by the agents appointed under a paying, conversion and calculation agency agreement expected to be dated on or before the Closing Date (the "Agency Agreement")
between the Issuer and such agents named therein (the "Agents").
(G)The Issuer and Clearstream Banking AG, Frankfurt ("Clearstream Frankfurt"), will, on or before the Closing Date, enter into a book-entry registration agreement pursuant to which the
Issuer will appoint Clearstream Frankfurt as its book-entry registrar in respect of the Bonds and will agree to maintain a register showing the aggregate number of the Bonds represented by the Global Bond under the name of Clearstream Frankfurt, and Clearstream Frankfurt will agree, as agent of the Issuer, to maintain records of the Bonds credited to the accounts of the accountholders of Clearstream Frankfurt for the benefit of the holders of the co-ownership interests in the Global Bond, and the Issuer and Clearstream Frankfurt will agree, for the benefit of the holders of co-ownership interests in the Global Bond, that the actual number of
Bonds from time to time shall be evidenced by the records of Clearstream Frankfurt (the
"Book-Entry Registration Agreement").
(H)The Issuer is a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Venlo, The
Netherlands, and having its registered office at Hulsterweg 82, 5912 PL Venlo, The
Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 12036979.
(I)The Joint Bookrunners will offer the Bonds to non-U.S. persons outside the United States of
America (the "United States") within the meaning of and pursuant to Regulation S
("Regulation S") under the Securities Act for sale to institutional investors in an offshore international private offering, in reliance on an exemption from registration in the United States pursuant to Regulation S under the Securities Act (the "Bonds Offer").
(J)The Issuer has prepared and delivered to each Joint Bookrunner copies of
(i)the launch term sheet used in the Bonds Offer, dated the day of this Agreement, describing the terms of the Bonds except for the pricing information (the "Launch Term
Sheet"); and
(ii)a form of the pricing term sheet describing the terms of the Bonds including the pricing information, which will be finally dated the Pricing Date (the "Pricing Term Sheet"), each for use by such Joint Bookrunner in connection with the Bonds Offer.
(K)The Issuer will apply for the Bonds to be quoted on the open market segment (Freiverkehr) of the Frankfurt Stock Exchange (the "Open Market").

IT IS AGREED as follows:
1Definitions and Interpretation
1.1In this Agreement (including the recitals):
"Affiliate" means, in relation to an entity, another entity directly or indirectly controlled by that entity, another entity directly or indirectly controlling that entity, or another entity under common control with that entity;
"Aggregate Principal Amount" means the final aggregate principal amount of the Bonds to be issued fixed in the Pricing Agreement;
"Business Day" means a day (other than a Saturday or a Sunday) on which (i) banks are open for business in Frankfurt am Main and (ii) the Clearing System settles payments;
"Clearing System" means Clearstream Frankfurt;
"Closing Date" means 4 September 2025 or such later date as the Issuer and the Joint
Bookrunners may agree in writing;
"Commission" means the U.S. Securities and Exchange Commission;
"Contracts" means this Agreement, the Pricing Agreement, the Agency Agreement and the
Book-Entry Registration Agreement;
"control" means the holding of more than 50 per cent. of the voting shares or other ownership interests of the relevant corporation or business entity;
"Conversion Period" means the conversion period as defined in § 1 of the Terms and
Conditions;
"Global Bond" means the permanent global bearer bond representing the Bonds substantially in the form as set forth in Schedule 2 to this Agreement with the Terms and Conditions attached to it;
"Group" means the Issuer and its Subsidiaries taken as a whole;
"Issue Price" is a price in per cent. of the principal amount of the Bonds fixed in the Pricing
Agreement;
"MAR" means Regulation (EU) No 596/2014 of the European Parliament and of the council of
16 April 2014 on market abuse (market abuse regulation as amended) and repealing Directive
2003/6/EC of the European Parliament and of the Council and Commission Directives
2003/124/EC, 2003/125/EC and 2004/72/EC, as amended from time to time;
"Material Adverse Change" means any change or any development or event involving a prospective change which is materially adverse to the business, shareholders' equity, assets, financial position and results of operations (Vermögens-, Finanz- und Ertragslage) or the prospects of the Issuer or the Group whether or not arising in the ordinary course of business;
"Material Adverse Effect" means any Material Adverse Change, or any material adverse effect on the ability of the Issuer to perform its respective obligations under this Agreement, the
Contracts, or the Bonds, as the case may be, or which is otherwise material in the context of the issue of the Bonds;
"Offering Materials" means each of the following documents prepared by the Issuer and provided to the Joint Bookrunners for use by the Joint Bookrunners in connection with the
Bonds Offer:

(i)the following documents announcing the Bonds Offer: the Launch Term Sheet (as defined above) and the launch ad-hoc release and launch press release each dated the date of this Agreement;
(ii)the form of Terms and Conditions;
(iii)the Pricing Term Sheet (as defined above), the pricing press release, and the reference price press release dated the Pricing Date;
(iv)any of the other documents or materials distributed or issued by the Issuer in connection with the Bond Offer (and any amendment or supplement to any of such documents);
"Previously Publicly Disclosed Information" means any information having been made public by or on behalf of the Issuer on or after 31 December 2024 under general corporate or other regulatory laws, rules or regulations or otherwise (including, but not limited to all filings required by the Frankfurt Stock Exchange, the New York Stock Exchange, the U.S. Securities
and Exchange Commission, the German Federal Financial Supervisory Authority
(Bundesanstalt für Finanzdienstleistungsaufsicht – BaFin), the Dutch Authority for the Financial
Markets (Stichting Autoriteit Financiële Markten - AFM) and/or German law or Dutch law), in
each case which may reasonably be expected to be taken into consideration by investors when making an investment decision in respect of the Bond Offer;
"Securities Act" means the U.S. Securities Act of 1933 (as amended);
"Settlement Lead Manager" means BNP PARIBAS; and
"Subsidiary" means a consolidated subsidiary of the Issuer.
1.2References to capitalised terms not defined in this Agreement are to those terms as defined in the Terms and Conditions, as applicable, except where the context requires otherwise. Words importing the plural shall include the singular and vice versa.
2Issue of the Bonds
2.1Subject to the execution of the Pricing Agreement (as defined below), the Issuer agrees to issue the Bonds to the Joint Bookrunners and to deliver the Bonds to the Joint Bookrunners on the Closing Date.
2.2The Bonds will be represented by a Global Bond. The Global Bond will not be exchangeable for definitive Bonds.
3Bonds Offer, Subscription; Commissions, Costs and Expenses
3.1The Joint Bookrunners will conduct the Bonds Offer, on a best efforts basis, during the bookbuilding period which is expected to take place on the date of this Agreement. For the avoidance of doubt, the Bonds Offer may be terminated following a termination of this
Agreement in accordance with Clause 11.
3.1.1The final terms and conditions of the Bonds, in particular the Aggregate Principal
Amount, the Issue Price and the Conversion Premium will be determined in the bookbuilding process, and fixed in the pricing agreement to be entered into between the
Issuer and the Joint Bookrunners immediately following the completion of the Bonds
Offer on the Pricing Date, as the Issuer and the Joint Bookrunners may agree, substantially in the form as set forth in Schedule 3 (the "Pricing Agreement"). None of the parties hereto shall be obliged to enter into the Pricing Agreement.

3.1.2Without undue delay after such determination has been so made, the Issuer will announce the Reference Share Price and the initial Conversion Price (being the
Conversion Premium fixed in the Pricing Agreement above the Reference Share Price).
3.2Subject to the execution of the Pricing Agreement by all parties thereto, and subject to the terms and conditions of this Agreement and the Pricing Agreement, and subject to the satisfaction or waiver of the conditions precedent in accordance with Clause 4.2, each Joint
Bookrunner will subscribe for its proportion of the Aggregate Principal Amount of the Bonds for
which the Joint Bookrunners have successfully procured subscribers at the Issue Price on the
Closing Date, namely:
Proportion
BNP PARIBAS ................................................................................…    20.0 per cent.
BofA Securities Europe SA ................................................................…    20.0 per cent.
Goldman Sachs Bank Europe SE ....................................................…    20.0 per cent.
Deutsche Bank Aktiengesellschaft ................................................…    13.33 per cent.
Jefferies GmbH ..................................................................................…    13.33 per cent.
Moelis & Company LLC ....................................................................….    13.33 per cent.
3.3The Joint Bookrunners will be severally liable (Einzelschuldner) and be neither joint debtors
(Schuldner zur gesamten Hand) nor joint and several debtors (Gesamtschuldner) with respect to any of their obligations, nor joint creditors (Gesamtgläubiger) with respect to any of their rights, under this Agreement. Each of the Joint Bookrunners will acquire sole title to the Bonds which it subscribes pursuant to Clause 3.2 and Clause 3.4, if any, and there shall be no joint ownership in the Bonds by the Joint Bookrunners.
3.4In connection with the Bonds Offer, each Joint Bookrunner and any of their respective affiliates
(each acting as an investor for its own account) may take up Bonds and in that capacity may retain, purchase or sell Bonds for their own account and any other securities of the Issuer or related investments and may offer or sell such securities or other investments otherwise than in connection with the Bonds Offer. Accordingly, references in the Agreement to the Bonds being offered or placed should be read as including any offering of securities to each Joint
Bookrunner and any of its respective affiliates acting in such capacity. The Joint Bookrunners do not intend to disclose the extent of any such investment or transactions otherwise than in accordance with any legal or regulatory obligation to do so.
3.5Commissions; Costs and Expenses
3.5.1Commissions:
(i)In consideration of the Joint Bookrunners' efforts regarding the Bonds Offer and the subscription and sale of the Bonds, the Issuer agrees to pay to the
Joint Bookrunners a combined management, underwriting and selling commission of 0.70 per cent. of the gross proceeds of the Bonds Offer calculated at the Issue Price (the "Base Fee"). The Base Fee will be split among the Joint Bookrunners equal to their respective quota set out in Clause
3.2.
(ii)The Issuer may, in addition to the Base Fee, pay at its sole discretion to the
Joint Bookrunners an additional fee of up to 0.30 per cent. of the gross proceeds of the Bonds Offer calculated at the Issue Price (the "Discretionary
Fee"). The Issuer will determine the amount of the Discretionary Fee, which may be zero, on or prior to the Closing Date and pay the Discretionary Fee no later than 30 calendar days following the Pricing Date at its sole discretion based upon the performance of the Joint Bookrunners. Any Discretionary Fee paid will be split among the Joint Bookrunners at the sole discretion of the
Issuer.
3.5.2Costs and Expenses: Irrespective of whether the Bonds Offer is consummated or not, the Issuer will be responsible for the costs and expenses of its legal counsel(s) and accountants, as well as all other expenses relating to the Bonds Offer including, but not limited to, public relations, advertising and listing fees, the fees for the use of bookbuilding software, fees of the Agent and the Clearing System and the fees and expenses of the Joint Bookrunners' legal counsel (which shall include such Joint
Bookrunners' legal counsel's disbursements and any VAT), it being understood that such Joint Bookrunners' legal counsel's fees shall not exceed EUR 45,000 (including expenses of such Joint Bookrunners' legal counsel but excluding VAT).
3.5.3The Base Fee will be due and payable to the Settlement Lead Manager on behalf of the
Joint Bookrunners on the Closing Date and shall be deducted by the Settlement Lead
Manager from the gross proceeds of the Bonds Offer and transferred to each Joint
Bookrunner in the respective Amount.
3.5.4All fees, costs and expenses payable to the Joint Bookrunners under this Agreement are to be made, free and clear of any set-off or claim and exclusive of Value Added Tax or any similar taxes ("VAT") and any withholding tax. All fees, costs and expenses charged by the Joint Bookrunners will be invoiced together with VAT, where applicable.
The Issuer shall pay such additional amounts as shall be required so that the net amount received by the Joint Bookrunners after such deduction, withholding or imposition shall equal the amount otherwise due to the Joint Bookrunners. Expenses shall become due and payable within ten Business Days after the Issuer has received from the Settlement Lead Manager on behalf of the Joint Bookrunners an invoice specifying such expenses.
3.6Execution of this Agreement by each Joint Bookrunner constitutes acceptance by it of the
ICMA Agreement Among Joint Bookrunners Version 2 German law version, save that clause 3 thereof shall not apply and subject to any other amendment notified to the Joint Bookrunners by the Joint Global Coordinators in writing at any time prior to the date of this Agreement, and provided that references therein to "Lead Manager" shall be deemed to be to each Joint Global
Coordinator.
4Closing; Conditions Precedent
4.1Closing
4.1.1The Issuer will cause the Global Bond representing the Bonds to be delivered in or substantially in the form set out herein, duly executed and authenticated, to the
Clearing System no later than 2.00 p.m. (Frankfurt am Main time) two Business Day before the Closing Date.
4.1.2At 10.00 a.m. (Frankfurt am Main time) (or such other time as may be agreed between the Issuer and the Joint Bookrunners) on the Closing Date, the Issuer will cause the
Bonds to be transferred to the Settlement Lead Manager on behalf of the Joint
Bookrunners, by way of book-entry transfer to the relevant account of the Settlement
Lead Manager maintained with the Clearing System (as separately notified by the
Settlement Lead Manager to the Issuer prior to the Closing Date) or as the Settlement

Lead Manager may otherwise direct the Issuer no later than two Business Days prior to the Closing Date.
4.1.3Against transfer of the Bonds in accordance with Clause 4.1.2, the Settlement Lead
Manager on behalf of the Joint Bookrunners will pay or cause to be paid to the Issuer the aggregate purchase price payable for the Bonds, being the Issue Price. Such payment shall be made by the Settlement Lead Manager on behalf of the Joint Bookrunners, in
US dollars in immediately available funds to such account as shall be notified by the
Issuer to the Settlement Lead Manager on behalf of the Joint Bookrunners, evidence of such payment taking the form of a confirmation by the Settlement Lead Manager that it has made the relevant payment to the Issuer.
4.2Conditions Precedent: The obligations of the Joint Bookrunners under this Agreement and the
Pricing Agreement are conditional upon:
4.2.1on each of the date hereof, the date of the Pricing Agreement and the Closing Date, all representations and warranties made by the Issuer in this Agreement being true and correct, and as if made, at the date of this Agreement, the date of the Pricing
Agreement and the Closing Date;
4.2.2the Issuer having performed all of its obligations under this Agreement on or before the
Closing Date and not being in breach of any provision of this Agreement;
4.2.3no Force Majeure Event (as defined in Clause 11.1.3) having occurred on or before the
Closing Date;
4.2.4no action having been taken and no statute, rule, regulation or order having been enacted, adopted or issued by any governmental or regulatory authority that would prevent the issuance and sale of the Bonds; and no preliminary injunction or order of any court having been applied for or served on the Issuer prohibiting or substantially inhibiting the Issuer from executing the transactions contemplated in this Agreement;
4.2.5the Issuer having validly executed all Contracts on or before the Closing Date;
4.2.6the Authorisation remaining in full force and effect without modification;
4.2.7the Issuer having signed the Global Bond and delivered it to the Clearing System in accordance with the Agency Agreement on the Business Day immediately preceding the
Closing Date;
4.2.8there having been, as at the Pricing Date and the Closing Date, no Material Adverse
Change, and no development reasonably likely to result in a Material Adverse Change, since the time of the execution of this Agreement;
4.2.9the Settlement Lead Manager on behalf of the Joint Bookrunners having received the documents set out in paragraph 1 of Schedule 4 no later than on the Pricing Date and prior to the signing of the Pricing Agreement; and
4.2.10the Settlement Lead Manager on behalf of the Joint Bookrunners having received the documents set out in paragraph 2 of Schedule 4 no later than at 10.00 a.m. (Frankfurt am Main time) on the Closing Date.
4.3Waiver: The Joint Global Coordinators, on behalf of the Joint Bookrunners, acting jointly may, at their discretion and upon such terms as they see fit, waive compliance with the whole or any part of Clause 4.2 and Schedule 4.

5Selling Restrictions
Each Joint Bookrunner, severally and not jointly, represents and warrants that it has complied, and agrees that it will comply, with the selling restrictions set out in Schedule 5.
6Quotation of the Bonds, Listing of the Settlement Shares
6.1Quotation of the Bonds: The Issuer will, with the assistance of an admission agent to be appointed by the Issuer, at its own expense, cause to be made an application for the Bonds to be admitted to trading on the Open Market at the latest within six weeks after the Closing Date.
In connection with such application, the Issuer shall provide the admission agent appointed by it with all information or acts necessary to obtain such inclusion as promptly as practicable and take such other steps as may be required for the purpose of obtaining and maintaining such admission. The Issuer will use its reasonable endeavours to obtain and maintain such quotation for as long as any Bond is outstanding.
6.2Listing of the Settlement Shares: The Issuer undertakes to procure that any Settlement
Shares to be issued or delivered, as the case may be, upon conversion of the Bonds subject to and in accordance with the Terms and Conditions will, upon issue or delivery as provided in the
Terms and Conditions, have been admitted to trading on the New York Stock Exchange and the
Prime Standard of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse).
7Representations and Warranties
7.1Representations and Warranties in respect of the Issuer: The Issuer hereby represents and warrants to each of the Joint Bookrunners by way of an independent guarantee irrespective of fault (selbständige verschuldensunabhängige Garantiehaftung) that, as of the date of this Agreement, as of the Pricing Date and as of the Closing Date:
7.1.1Capacity, Validity, Consents
(i)the Issuer is a limited liability company (naamloze vennootschap) duly established, incorporated and validly existing under the laws of The
Netherlands and each Subsidiary has been duly incorporated and is validly existing and in good standing, where applicable, under the laws of its jurisdiction of incorporation and under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to have such power or be so qualified, or in good standing would not have a Material Adverse Effect, each with full power and authority to own its assets and to conduct its business as described in the Articles and the Offering Materials. The Existing Shares are
admitted to trading on the New York Stock Exchange and on the Prime
Standard of the Frankfurt Stock Exchange;
(ii)the Issuer is not in insolvency or liquidation and no reasons for the opening of insolvency proceedings exist;
(iii)the Issuer has full power and capacity to enter into this Agreement, to issue the
Bonds free and clear of all liens, encumbrances, claims or other third party rights, to execute the Contracts, to undertake and perform all obligations expressed to be assumed by it in this Agreement, under the Bonds and under the Contracts and any related agreements to the full extent and to issue the
Settlement Shares to be issued upon conversion of the Bonds;

(iv)(a) this Agreement has been duly authorised by all required corporate action by and on behalf of the Issuer, executed and delivered by the Issuer and constitutes, and on the Pricing Date and on the Closing Date will constitute, valid, legally binding and enforceable obligations of the Issuer in accordance with its terms, and (b) the other Contracts have been, or will prior to their execution by the Issuer be, duly authorised by all required corporate action by and on behalf of the Issuer and on the date of their respective execution, on the
Pricing Date (if they have been executed by then) and on the Closing Date will constitute valid, legally binding and enforceable obligations of the Issuer in accordance with their terms, subject in each case to the laws of insolvency or bankruptcy, applicable overriding mandatory provisions of Dutch law and other laws affecting the rights of creditors generally;
(v)the issuance of the Bonds have been duly authorised by the Issuer and, when duly executed, authenticated and delivered, will constitute valid, enforceable and legally binding obligations of the Issuer and upon delivery of such Bonds and payment therefor, good and valid title to such Bonds, free and clear of all liens, encumbrances, claims or other third party rights, will pass to the several
Joint Bookrunners and there are no restrictions on subsequent transfers of the
Bonds under the laws of The Netherlands, the United States or Germany or the
Articles or other constituent documents of the Issuer except as described in the
Offering Materials;
(vi)(a) as of the date hereof, except for the actions contemplated by the Contracts which are due after the date hereof (including the actions and the provisions of documents set out in Schedule 4), all licences, consents, approvals, authorisations, orders and clearances from all regulatory authorities required by the Issuer, for or in connection with, the Bonds Offer, the creation of the Bonds, the execution and issue of, and compliance by the Issuer with the terms of the
Bonds and the execution of, and compliance with, the terms of, this Agreement and the Contracts and the issue of the Settlement Shares to be issued upon conversion of the Bonds, have been obtained and are in full force and effect and (b) as of the Closing Date, all licences, consents, approvals, authorisations, orders, and clearances from all regulatory authorities required by the Issuer, for or in connection with, the creation of the Bonds, the Bonds
Offer and the execution and issue of, and compliance by the Issuer with the terms of, the Bonds and the execution of, and compliance with, the terms of, this Agreement and the Contracts, and the issue and delivery of the Settlement
Shares to be issued upon conversion of the Bonds, have been obtained and are in full force and effect, in each case except for lodging by the Issuer with
Clearstream Frankfurt of one or more duly signed global share certificates
(together with global dividend coupon(s), if applicable) representing the
Settlement Shares and the listing of the Settlement Shares as provided in
Clause 6.2;

(vii)the execution and delivery of the Contracts, the Bonds Offer, the issue of the
Bonds, the carrying out of the other transactions contemplated by the Contracts and compliance with their respective terms do not and will not
(a) conflict with or result in a breach of any of the provisions of the Articles or other constituent documents of the Issuer or of any Subsidiary, (b) conflict with or result in a breach of any agreement or instrument to which the Issuer is a party or by which it or its properties is bound, or (c) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the
Issuer or any of its properties, except, with respect to (b) and (c) above only, for any such conflicts, breaches or infringements that would not, individually or in the aggregate, result in a Material Adverse Effect;
(viii)neither the Issuer nor any Subsidiary is (a) in violation of its articles of association or other constituent documents or (b) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in the case of (ii), where such default or non observance would not, individually or in the aggregate, have a Material Adverse Effect;
7.1.2Capitalisation, Shares, Authorised Share Capital
(i)all Existing Shares have been duly authorised (i.e. their issue has been approved by all necessary corporate action), validly issued with all pre-
emptive rights complied with or validly limited or excluded and are fully paid-up and all of the issued shares of capital stock of each Subsidiary
(except for directors' qualifying shares) are owned directly or indirectly by the Issuer free and clear of all liens, encumbrances, equities or claims;
(ii)except as described in the Previously Publicly Disclosed Information:
(a)there are no securities or other rights in issue of the Issuer or any of its Subsidiaries which are convertible into or exchangeable for shares in the share capital of the Issuer;
(b)there are no claims against the Issuer to buy or any obligations of the Issuer or any of its Subsidiaries to issue, any shares in the share capital of the Issuer; and
(c)there are, or will be, as the case may be, no restrictions on the transfer or voting of any of the Settlement Shares in the share capital of the Issuer pursuant to the Articles or any agreement to which the Issuer is a party;

(iii)the Settlement Shares to be issued or delivered, as the case may be, upon conversion of the Bonds subject to and in accordance with the
Terms and Conditions will be validly issued or delivered, as the case may be, and fully paid up from the principal amount of the Bonds and entitled to dividends from the moment they are issued;
(iv)the Issuer has available for issue and has the required authority to subscribe, free from pre-emption rights accruing to shareholders in respect of such issue, sufficient authorised share capital to enable the conversion rights attaching to the Bonds to be satisfied in full pursuant to and subject to and in accordance with the Terms and Conditions;
(v)all pre-emptive rights accruing to existing shareholders of the Issuer in connection with the offer, issue and the sale of the Bonds have been, or will at the time of signing the Pricing Agreement have been, validly excluded;
(vi)the Existing Shares are admitted to trading on the stock exchange(s)
referred to in Clause 6.2. The Existing Shares are freely tradable on such stock exchange(s) and at the date of this Agreement and at the
Closing Date, the Issuer is, or will be, in compliance with, and will continue to comply, with all applicable listing rules relating to the
Existing Shares, and it has made and will continue to make all applicable regulatory filings in respect of the listing and admission to trading of the Existing Shares;
(vii)the Settlement Shares to be issued or delivered, as the case may be, upon conversion of the Bonds subject to and in accordance with the
Terms and Conditions will rank pari passu with, and will be of the same class as, the Existing Shares on the relevant Settlement Date (as defined in the Terms and Conditions) (except that the dividend entitlement may vary as described in the Terms and Conditions);
(viii)the Settlement Shares will be free of any rights of any third person and freely transferable;
(ix)the statements made in the Recitals (D), (E) and (H) are correct;
7.1.3Financial Information, Proceedings, Insurance
(i)the consolidated financial statements of the Issuer and its consolidated subsidiaries as of 31 December 2024 and 31 December 2023 and for the
years ended 31 December 2024, 2023 and 2022 (the "Audited Financial
Statements"), the unaudited condensed consolidated financial statements and schedules of the Issuer and the unaudited condensed consolidated financial statements and schedules of the Issuer and its consolidated subsidiaries as of and for the six months ended 30 June 2025 (together, the "2025 Interim
Financial Statements") in the Previously Published Disclosure Information
present fairly in all material respects the financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the
Securities Act and the related rules and regulations adopted by the
Commission, and have been prepared in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as otherwise noted therein) the
2025 Interim Financial Statements have been prepared on a basis consistent with that of the Audited Financial Statements;

(ii)KPMG AG Wirtschaftsprüfungsgesellschaft, have audited and issued an unqualified audit opinion (uneingeschränkte Bestätigungsvermerke) with regard to Audited Financial Statements;
(iii)Since 31 December 2024, the Issuer has made public all information required to be made public by applicable law and regulation. No Previously Publicly
Disclosed Information made public by or on behalf of the Issuer since 31
December 2024 (save to the extent amended in or superseded by subsequent
Previously Publicly Disclosed Information) contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and all forecasts, estimates, expressions of opinion, intention and expectation contained in the Previously
Publicly Disclosed Information were when made and remain fairly and honestly held and were made after due and careful consideration based on reasonable grounds and there were no other facts known, or which on reasonable enquiry could have been known, to the Issuer, the omission of which would make any statement or expression therein misleading or which were or might have been material in the context in which the document or the announcement was issued;
(iv)neither the Issuer nor any of its Subsidiaries has entered into any Off-Balance
Sheet Arrangements that could be considered as material in respect of the
Group. For purposes of this Clause 7.1.3(iv), "Off-Balance Sheet
Arrangements" means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Issuer is a party under which the Issuer or any of its Subsidiaries has (a) any obligation under a guarantee contract pursuant to which the Issuer or any of its Subsidiaries could be required to make payments to the guaranteed party including, without limitation, any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement (other than indemnification obligations arising from standard business agreements), keep-well or other support agreement, (b) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets, (c) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Issuer or any of its Subsidiaries, and (d) any other similar liability or obligation (whether absolute, accrued, contingent or otherwise)
that in any of the cases (a) through (d) would not be required to be reflected in the Issuer's consolidated financial statements under U.S. GAAP or the notes thereto;
(v)save as disclosed in the Previously Publicly Disclosed Information, there has been no Material Adverse Change since 31 December 2024;
(vi)save as disclosed in the Previously Publicly Disclosed Information, there are no pending legal or governmental proceedings, actions or suits against or affecting either the Issuer or any member of the Group, or, to the knowledge of the Issuer, investigations pending to which the Issuer or any Subsidiary is a party or of which any property of the Issuer or any Subsidiaries is the subject, which, if determined adversely to it, would alone or in the aggregate have a Material
Adverse Effect; and to the best of the Issuer's knowledge no such proceedings, actions or suits are threatened or contemplated;

(vii)all information provided by the Issuer and/or its representatives to the Joint
Bookrunners and the Joint Bookrunners' legal counsel with respect to the
Bonds Offer in oral or written form is in all material respects true and correct and not misleading;
(viii)the Issuer and each Subsidiary have paid all material federal, state, local,
Dutch and other non-U.S. taxes and filed all material tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings for which adequate reserves have been provided. There is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Issuer or any
Subsidiary or any of their respective properties or assets;
7.1.4Bonds, Offering Materials
(i)the Bonds have been duly authorised (i.e. their issue has been approved by all necessary corporate action) and issued by the Issuer and, when duly issued, authenticated, executed and/or delivered, will constitute direct, unconditional, unsecured, valid and legally binding obligations of the Issuer;
(ii)the Bonds will rank as set forth in § 3(a) of the Terms and Conditions;
(iii)no stamp or other duty or similar tax is assessable or payable in, and no withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature is required to be made by or within
Germany, The Netherlands or other subdivision of or authority therein or thereof having power to tax, in each case in connection with the authorisation, execution or delivery of the Bonds or, other than as disclosed in the Launch
Term Sheet and provided that upon issue of the Settlement Shares, the nominal value of each Settlement Share will be paid up out of the Aggregate Principal
Amount, the performance of the obligations of the Issuer under the Contracts and the Bonds or any payment it may make or be required to make on the Bonds, unless as required by the Dutch Withholding Tax Act 2021 (Wet bronbelasting
2021);
(iv)the information in the Offering Materials is true and correct and not misleading.
There are no other facts with respect to the Issuer or the Bonds the omission of which would, in the context of the issue of the Bonds, make any information contained in the Offering Materials misleading in any material respect and the
Issuer has made all reasonable enquiries to ascertain all facts material for the purposes of the Offering Materials and to verify the accuracy of all such statements;
(v)no event has occurred or circumstance arisen which, had the Bonds already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an Acquisition of
Control, give rise to an adjustment of the Conversion Price in accordance with §
10 of the Terms and Conditions or constitute an event of default giving rise to a termination right of the Bondholders pursuant to § 12 of the Terms and
Conditions;

7.1.5Compliance general
(i)except for the transactions contemplated by this Agreement or the Contracts, the
Issuer is not aware of any inside information as defined in Article 7 of the MAR with respect to the Issuer, the Group, the Bonds or the Existing Shares that is required to be published in accordance with Article 17 of the MAR; the Issuer does not make use of its rights under Article 17(4) of the MAR or any other applicable laws or regulations in relation to the Issuer, the Group, the Bonds or the Existing Shares to temporarily exempt itself from its obligation to publicly disclose inside information relating to itself;
(ii)except, in respect of limbs (b) and (c), in respect of certain matters either already in the public domain or otherwise not material for disclosure to potential investors in the Bonds and disclosed in a letter from Philipp von Hugo dated 28
August 2025, none of the Issuer, nor any of its Subsidiaries, nor any director, officer or, to the knowledge of the Issuer, agent, employee, or Affiliate (other than any Subsidiary) of the Issuer or its Subsidiaries is an individual or entity
("Person"):
(a)with whom dealings are restricted or prohibited by, or are sanctionable under, any economic sanctions or trade restrictions administered or enforced by the U.S. government (including, without limitation, those administered or enforced by the U.S. Department of Treasury's Office of
Foreign Assets Control, the U.S. Department of Commerce, or the
U.S. Department of State), the United Nations Security Council, the
European Union, His Majesty's Treasury, The Netherlands, or any other authority with jurisdiction over the Issuer or any of its Subsidiaries
(collectively, "Sanctions", and each such Person, a "Sanctioned
Person"); or
(b)located, organized, operating or resident in a country or territory that is the subject of Sanctions (currently Russia, the Crimea region, and the regions of Donetsk, Luhansk and Zaporizhzhia Oblast, Cuba, Iran, North
Korea, Sudan, and Syria) (each, a "Sanctioned Country"), save as disclosed in "Appendices —Disclosure pursuant to Section 219 of the Iran
Threat Reduction & Syria Human Rights Act (ITRA)" of the 2024 20-F; or
(c)owned or controlled by, or acting on behalf of, a Person identified in
(a) or (b);
and the Issuer, its Subsidiaries and its directors, officers, and to the knowledge of the Issuer, its agents, employees and Affiliates (other than Subsidiaries) are currently in compliance with, and at all times within the past five years have been in compliance with, and have not engaged nor plan to engage in any conduct sanctionable under, any applicable Sanctions laws, and there are not now, nor have there been within the past five years, any formal or informal proceedings, allegations, investigations, or inquiries pending, expected or, to the knowledge of the Issuer, threatened against the Issuer, its Subsidiaries, or the directors and officers of the Issuer and its Subsidiaries, or, to the knowledge of the Issuer, its
Affiliates (other than Subsidiaries), or, to the knowledge of the Issuer, any of the employees of the Issuer, its Subsidiaries or other Affiliates concerning violations or potential violations of, or conduct sanctionable under, any Sanctions and the
Issuer, its Subsidiaries and, to the knowledge of the Issuer, its Affiliates (other than Subsidiaries) have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued
compliance with Sanctions; any provision of this Clause (ii) shall not apply if and to the extent it is illegal, invalid or unenforceable as a result of any applicable
Blocking Regulation or German law (including section 7 of the German Foreign
Trade and Payments Ordinance, Außenwirtschaftsverordnung, as amended)
and, in such case, the legality, validity and enforceability of this Clause (ii) shall not otherwise be affected;
for purposes of this Agreement, "Blocking Regulation" means any provision of
Council Regulation (EC) No 2271/1996 of 22 November 1996, as amended (or any law or regulation implementing such Regulation in any member state of the
European Union), Council Regulation (EC) No 2271/1996 as it forms part of domestic law in the United Kingdom by virtue of the European Union
(Withdrawal) Act 2018, or any similar blocking or anti-boycott law, regulation or statute in force from time to time;
(iii)neither the Issuer nor any of its Subsidiaries, nor any director of the Issuer or any of its Subsidiaries, nor, to the knowledge of the Issuer, any agent, Affiliate
(other than any Subsidiary), or other person working for or on behalf of the
Issuer or any of its Subsidiaries has violated (i) any applicable provision of the
U.S. Foreign Corrupt Practices Act of 1977 and the applicable rules and regulations promulgated thereunder; (ii) any applicable provisions of the U.K.
Bribery Act 2010 and the applicable rules and regulations promulgated thereunder; or (iii) any other anti-corruption or anti-bribery laws of any other applicable jurisdictions (together, "Anti-Corruption Laws"); and the Issuer, its
Subsidiaries and, to the knowledge of the Issuer, its Affiliates (other than
Subsidiaries) have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued
compliance with applicable Anti-Corruption Laws; neither the Issuer nor any of its Subsidiaries, nor any director or officer of the Issuer, nor, to the knowledge of the Issuer, any director or officer of any of the Issuer's Subsidiaries, or any agent, employee or Affiliate (other than any Subsidiary), or other person working for or on behalf of the Issuer or any of its Subsidiaries is or has been the subject of any investigation, action, inquiry or enforcement proceedings regarding any breach or alleged breach of the Anti-Corruption Laws within the past five years, and (X) to the knowledge of the Issuer, no such investigation, action, inquiry or proceedings have been threatened or are pending and (Y)
there are no circumstances likely to give rise to any such investigation, action, inquiry or proceedings;
(iv)neither the Issuer nor any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or unlawful payment to any foreign or domestic government official or employee from corporate funds;
(iii) cause the Issuer or any of its Subsidiaries to be in violation of any applicable national or local law regulating payments to government officials or employees; or (iv) made any unlawful payments;
(v)the operations of the Issuer and its Subsidiaries and, so far as the Issuer is
aware, each of its and their Affiliates (other than Subsidiaries) are and have been conducted at all times in compliance with the money laundering statutes of all jurisdictions to which the Issuer and its Subsidiaries, and each of its and their Affiliates (other than Subsidiaries), are subject and any related rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency including regulations governing predicate offences for money laundering (collectively, the
"Anti-Money Laundering Laws"), and no action, suit, or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or its managing board or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending, or to the knowledge of the Issuer, threatened; and the Issuer, its Subsidiaries and, to the knowledge of the Issuer, its Affiliates (other than Subsidiaries) have instituted and maintained, and will continue to maintain and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued
compliance with applicable Anti-Money Laundering Laws;
(vi)unless expressly provided for in this Agreement, the Issuer has not instructed anyone in return for payment to arrange offers to purchase the Bonds;
(vii)the Issuer has not distributed and will not distribute to any prospective investors any materials or documents in connection with the Bonds Offer without the prior consent of the Joint Bookrunners;
(viii)there are no acquisitions or disposals of businesses or assets pending or currently being negotiated by the Issuer or any of its Subsidiaries scheduled to be closed within six months after the Closing Date or to be announced within three months after the date of this Agreement which have not been disclosed to the Joint Bookrunners and which would, in the opinion of the Issuer, have a
Material Adverse Effect;
(ix)in conducting their business, the Issuer and its Subsidiaries are not in violation of any law, regulation or governmental decree relating to trade law, trade regulation, license requirements, competition/antitrust law (save for any information already in the public domain), the German or Dutch Criminal Code and other similar laws in other jurisdictions, in which the Issuer and its
Subsidiaries are engaged in their business, except where such violation could not reasonably be expected to have a Material Adverse Effect; to the best of the Issuer's knowledge, there are no indications that the Issuer and its
Subsidiaries have violated any applicable competition/antitrust laws (save for any information already in the public domain) that could reasonably be expected to have a Material Adverse Effect;
(x)the Issuer and each of its Subsidiaries have obtained all necessary authorisations, consents, approvals, licenses and permits of and from all supra-national, national, provincial and other governmental authorities which are material to the conduct of the business of the Group as currently conducted
(collectively, "Permits"); save for any information already in the public domain the Issuer and each of its Subsidiaries have fulfilled and performed their obligations with respect to such Permits, except where a violation of such obligations or not obtaining such Permits would not have a Material Adverse
Effect; and save for any information already in the public domain there are no pending or imminent proceedings aiming at a withdrawal or amendment of any such Permits, which, in the case of an adverse decision, decree or declaration, whether separately or taken as a whole, would have a Material Adverse Effect;
(xi)the Issuer and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, other than where the failure to do so would not have a Material
Adverse Effect; Since the end of the Issuer's most recent audited fiscal year, there has been (i) no material weakness in the Issuer's internal control over financial reporting (whether or not remediated) and (ii) no change in the Issuer's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer's internal control over financial reporting. The Issuer and each Subsidiary maintain an effective system of disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits is recorded, processed, summarized and reported, within the applicable time periods and is accumulated and communicated to the Issuer's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure, other than, in each case, where the failure to do so would not have a Material
Adverse Effect;
7.1.6Miscellaneous
(i)the Issuer and each Subsidiary own or possess adequate rights to use its respective trademarks, trade names, patents, service mark registrations, technology, know how, copyrights, confidential information and other intellectual property necessary for the conduct of their respective businesses, except as would not have a Material Adverse Effect; to the knowledge of the Issuer, neither the Issuer nor any Subsidiary is infringing or otherwise violating any such rights of others, except for such violations or infringements as would not, individually or in the aggregate, have a Material Adverse Effect; and the Issuer and each of its Subsidiaries have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict or infringement with, any such rights of others except for such violation which would not have a Material Adverse Effect;
7.1.7Compliance with U.S. law
(i)it is a "foreign issuer" within the meaning of Regulation S under the Securities Act;
(ii)each of the Issuer, its Affiliates and each person acting on its or their behalf
(other than the Joint Bookrunners, their Affiliates or any person acting on behalf of them, as to which no representation is made) has complied and will comply with the offering restrictions requirement of Rule 903 of Regulation S;
(iii)neither the Issuer nor any of its Affiliates nor any persons acting on its or their behalf (other than the Joint Bookrunners, their Affiliates or any person acting on behalf of them, as to which no representation is made) have engaged in any
"directed selling efforts" (as defined in Regulation S) with respect to the Bonds or the Settlement Shares;
(iv)neither the Issuer nor any of its Affiliates, nor any person acting on its or any of its
Affiliates' behalf (other than the Joint Bookrunners, their Affiliates or any person acting on behalf of any of them, as to which no representation is made), directly or indirectly, (i) has made or will make offers or sales of any security, (ii) has solicited or will solicit offers to buy any security or (iii) otherwise has negotiated or will negotiate in respect of any security, in any case, under circumstances that would require registration of the Bonds or the Settlement Shares under the
Securities Act; and

(v)the Issuer is not, and as a result of the offer and sale of the Bonds and the application of the proceeds from the sale of the Bonds will not be, an
"investment company" as such term is defined under the U.S. Investment
Company Act of 1940, as amended (the "Investment Company Act").
7.2The representations and warranties pursuant to this Clause 7 shall continue in full force and effect in relation to each Joint Bookrunner notwithstanding (A) the actual or constructive knowledge of such Joint Bookrunner (if any) with respect to any of the matters referred to therein, and (B) the completion of the arrangements set out in this Agreement and the Pricing
Agreement, if any, for the subscription and issue of the Bonds or the termination of this
Agreement.
8Undertakings by the Issuer
The Issuer undertakes with the Joint Bookrunners and each of them as follows:
8.1Representations and Warranties: The Issuer will forthwith notify the Joint Bookrunners if at any time prior to payment of the proceeds of the Bonds to the Issuer on the Closing Date anything occurs which renders or may reasonably be expected to render any of the representations, warranties and agreements contained in Clause 7 untrue or incorrect and will, without prejudice to the rights of the Joint Bookrunners under this Agreement, which shall remain unaffected, forthwith take such steps as the Joint Bookrunners may reasonably require to remedy and/or publicise the fact.
8.2Announcements: Between the date hereof and the earlier of (A) the completion (in the determination of the Joint Bookrunners) of the distribution of the Bonds or (B) 30 calendar days after the Closing Date (both dates inclusive) the Issuer will not, and the Issuer will procure that no affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or any other party acting on their behalf, will, without the prior approval of the Joint Bookrunners, make any press or other public announcement which would have a Material Adverse Effect on the marketability of the Bonds, except to the extent such public announcement is required by law in which case the Issuer will, if and to the extent permitted by law and practicable, give prior notice to the
Joint Bookrunners.
8.3Lock-up: During the period commencing on the date of this Agreement and ending 90 days after the Closing Date and without the prior written consent of the Joint Global Coordinators, on behalf of the Joint Bookrunners, the Issuer
8.3.1will not offer, sell or otherwise undertake to sell or to dispose of (i) bonds convertible or exchangeable into shares of the Issuer or (ii) shares of the Issuer or (iii) other securities which are convertible into or exchangeable for or grant the right to subscribe or receive shares of the Issuer, and
8.3.2will not enter into any swap or other agreement that transfers to another party, in whole or in part, any of the economic consequences of ownership of shares of the Issuer, whether any such transaction described in this sentence is to be settled by delivery of securities, in cash or otherwise.
The foregoing undertakings do not apply to (i) the issuance of the Bonds and Settlement
Shares to be issued or delivered following conversion of the Bonds, (ii) the issuance of shares of the Issuer regarding employee share participation plans, (iii) shares of the Issuer issued under any stock option or similar equity compensation plans of the Issuer implemented as of the date of this Agreement, (iv) shares of the Issuer issued in connection with any warrants outstanding at the date of this Agreement, (v) shares of the Issuer issued in connection with an acquisition or joint venture directly to another party to such acquisition or joint venture, provided that each person so acquiring shares issued by the Issuer shall have agreed in writing to be bound by the terms of this Clause 8.3.
8.4Compliance with Selling Restrictions: Neither the Issuer nor its Subsidiaries or any other persons acting on behalf or for the account of the Issuer or its Subsidiaries (save for the Joint
Bookrunners or any of their affiliates, or any person acting on behalf of any of them, as to whom the Issuer makes no undertaking) will, directly or indirectly, take any action in any jurisdiction to advertise or request offers to purchase the Bonds that would constitute a public offer of the
Bonds pursuant to the laws applicable in such jurisdictions.
8.5No directed selling efforts: Neither the Issuer nor any of its Affiliates, nor any person acting on its or their behalf (except for the Joint Bookrunners or any of their affiliates, or any person acting on behalf of any of them, as to whom the Issuer makes no undertaking) will engage in any
"directed selling efforts" (as defined in Regulation S) with respect to the Bonds or the
Settlement Shares to be issued and/or delivered upon conversion of the Bonds.
8.6Offering restrictions: The Issuer and its Affiliates and each person acting on its or their behalf
(except for the Joint Bookrunners or any of their affiliates, or any person acting on behalf of any of them, as to whom the Issuer makes no undertaking) will comply with the offering restrictions requirement of Rule 903 of Regulation S.
8.7Issue or delivery of Settlement Shares: So long as any of the Bonds remain outstanding the
Issuer will have available for issue and will be authorised to issue sufficient Settlement Shares from its authorised capital or will have available for delivery Existing Shares held by the Issuer as treasury shares, as the case may be, to enable conversion of the Bonds and issue or delivery, as the case may be, of Settlement Shares subject to and in accordance with the
Terms and Conditions.
8.8Stabilisation: The Issuer will not and will cause its Subsidiaries not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilisation or manipulation of the price of the Bonds or the Settlement Shares, whether to facilitate the sale or resale of the Bonds or Existing Shares or otherwise.
8.9Taxes: The Issuer will pay (A) any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable in connection with the creation, issue and the
Bonds Offer and/or the execution or delivery of the Contracts; and (B) in addition to any amount payable by it under this Agreement, any VAT payable in respect of that amount.
8.10Delivery of Closing Documents: If the Joint Bookrunners consent to close the transaction upon delivery of a copy of a document which, pursuant to Clauses 4.2.9 and 4.2.10 hereof and
Schedule 4 hereto, has to be delivered by the Pricing Date or the Closing Date in certified form or as an original, the Issuer undertakes to send the relevant certified copy or original, respectively, to the Settlement Lead Manager on behalf of the Joint Bookrunners, promptly
(unverzüglich) after the Closing Date.

8.11Use of Proceeds: The Issuer will use the net proceeds of the Bonds Offer for general corporate purposes, including the refinancing of existing indebtedness. Such net proceeds shall be applied in compliance with Clause 7.1.5(iii).
The Issuer will not, directly or indirectly, use such proceeds, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity to fund or facilitate any activities or business of or with any Sanctioned Person or with any person located, operating, organized or resident in any Sanctioned Country, or in any other manner that in each case would result in a violation of Sanctions by any Person (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise) or otherwise be sanctionable under any Sanctions, and the Issuer will not use, lend, contribute or otherwise make available, directly or indirectly, such proceeds in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws and/or Anti-
Money Laundering Laws. Any provision of this Clause 8.11 shall not apply if and to the extent it is illegal, invalid or unenforceable as a result of any applicable Blocking Regulation or German law (including section 7 of the Foreign Trade and Payments Ordinance,
Außenwirtschaftsverordnung, as amended) and, in such case, the legality, validity and enforceability of this Clause 8.11 shall not otherwise be affected.
9Indemnity
9.1Without prejudice to the other rights or remedies of the Joint Bookrunners, the Issuer undertakes with each of the Joint Bookrunners that it will indemnify (freistellen) and hold harmless (schadlos halten) each Joint Bookrunner, its affiliates, and each person who controls such Joint Bookrunner (within the meaning of section 15 of the Securities Act or section 20 of the U.S. Securities Exchange Act of 1934) and each of their directors, officers, employees, and agents (each an "Indemnified Person") against any liability, damages, loss, claim, action, cost and expense (including, without limitation, legal fees, costs and expenses properly incurred and documented) (each a "Loss"), which such Indemnified Person may incur or which may be made against it as a result of or in relation to:
9.1.1Failure to Issue: any failure by the Issuer to issue the Bonds on the Closing Date
(unless such failure is a result of the failure by the Joint Bookrunners to pay the net subscription monies for the Bonds); or
9.1.2Breach of Representations, Warranties and Undertakings: any actual or (in case of a claim originally brought by a party other than the Indemnified Persons) alleged breach of the representations, warranties and undertakings contained in or made by the
Issuer under this Agreement or any of the other Contracts in connection with the Bonds
Offer; or
9.1.3Inaccuracy of Offering Material or Previously Publicly Disclosed Information: any
untrue or incorrect or misleading, or allegedly untrue or incorrect or misleading, statement (i) in any Offering Material or any additional written information specifically provided by the Issuer to the Joint Bookrunners in the context of this Agreement for use in connection with the Bonds Offer or (ii) in any issued or published Previously Publicly
Disclosed Information, as amended from time to time, and shall pay to the relevant
Indemnified Person on demand an amount equal to such Loss.

9.2The indemnity by the Issuer under Clauses 9.1.1 and 9.1.2 shall not apply to the extent that it is finally judicially determined that such actions, losses, claims, damages or liabilities resulted primarily from (and then only to the extent of) the respective Joint Bookrunner's or any of its affiliates' wilful default. The indemnification obligations of the Issuer shall survive termination of this Agreement and the completion of the Offers. If any action, proceeding, claim, or demand is brought, asserted or threatened against any Indemnified Person by a third party in relation to
Clauses 9.1.1 to 9.1.3 above, the relevant Joint Bookrunner shall, promptly after becoming aware thereof, notify the Issuer thereof. The Issuer shall not be liable in respect of any settlement of any such action, proceeding, claim, or demand effected without its consent, such consent not to be unreasonably withheld or delayed.
9.3The Issuer agrees that its undertakings pursuant to Clauses 9.1.2 and 9.1.3 above constitute separate and absolute guarantees and that its obligation to indemnify any Indemnified Person shall exist irrespective of whether its own fault or that of its organs, directors, officers, employees, or agents is involved.
9.4The foregoing indemnities shall continue in full force and effect notwithstanding the completion of the arrangements set out in this Agreement for the Bonds Offer and for the subscription and issue of the Bonds or the termination of this Agreement.
9.5The obligations of the Issuer under this Clause 9 shall be in addition to any liabilities which the parties to this Agreement may otherwise have.
10No Fiduciary Duties
The Issuer acknowledges and agrees that the Joint Bookrunners are acting solely pursuant to a contractual relationship with the Issuer on an at arm's length basis with respect to the Bonds
Offer and not as a financial advisor, agent or a fiduciary to the Issuer or any other person.
Additionally, the Issuer acknowledges that no Joint Bookrunner is advising the Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction, nor is any Joint Bookrunner providing any investment advice or acting as a financial adviser. The Issuer shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Joint Bookrunners shall have no responsibility and liability to the Issuer with respect thereto. The Issuer further acknowledges and agrees that any review by the Joint Bookrunners of the Offering Materials, the Issuer, the issue of the Bonds and the Bonds Offer and other matters relating thereto will be performed solely for the benefit of the Joint Bookrunners and shall not be on behalf of the Issuer or any other person. To the extent permissible by law, the Issuer acknowledges that no fiduciary duty is owed to it by any
Joint Bookrunner in relation to the timing, terms or structure of the Bonds Offer, or for the pricing of the Bonds in the Bonds Offer.

11Termination (Rücktritt)
11.1Joint Bookrunners' ability to terminate: Notwithstanding anything contained in this
Agreement, the Joint Global Coordinators, on behalf of the Joint Bookrunners may, by notice to the Issuer, which may be given at any time prior to payment to the Issuer of the net subscription monies for the Bonds on the Closing Date, terminate this Agreement in any of the following circumstances:
11.1.1if there shall have come to the notice of any of the Joint Bookrunners any breach of, or any event rendering untrue or incorrect, any of the warranties and representations of the
Issuer contained in Clause 7 or any failure by the Issuer to perform any of its undertakings or agreements in this Agreement; or
11.1.2if any of the conditions specified in Clause 4.2 and Schedule 4 has not been satisfied and has not been waived by the Joint Global Coordinators, on behalf of the Joint
Bookrunners; or
11.1.3if there shall have occurred a Force Majeure Event which would in the opinion of the
Joint Global Coordinators, on behalf of Joint Bookrunners, be impracticable or inadvisable to market the Bonds or to enforce contracts for the sale of the Bonds and/
or likely to prejudice materially the success of the Bonds Offer, the issue and placement of the Bonds, the distribution of the Bonds or dealings in the Bonds in the secondary market.
A "Force Majeure Event" shall be deemed to have occurred in the following events:
(A) a suspension or material limitation in trading in securities of the Issuer or in securities generally on the London Stock Exchange, Euronext Amsterdam, Frankfurt
Stock Exchange, NASDAQ or the New York Stock Exchange; (B) a general moratorium on banking activities in Amsterdam, Frankfurt, London or New York declared by the relevant authorities or a material disruption in commercial banking or securities settlement, payment or clearance services in the European Economic Area or the
United States; (C) the outbreak or escalation of hostilities involving the United States, the United Kingdom, The Netherlands or Germany, or the declaration by the United
States, the United Kingdom or any Member State of the European Economic Area of a
national emergency or war which have a material adverse impact on the financial markets in the United States, the United Kingdom, The Netherlands or Germany; or (D)
the occurrence of any acts of terrorism or any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or currency control in the United States, the United Kingdom or any Member State of the European
Economic Area which have a material adverse impact on the financial markets in the
United States, the United Kingdom, The Netherlands or Germany; or (E) a change or development involving a prospective change in Dutch taxation affecting the Issuer, the
Bonds or the transfer thereof.
11.2Consequences of termination: Upon such notice being given, this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except that the Issuer shall remain liable for the payment of all costs and expenses referred to in Clause 3.5.2 and already incurred or incurred in consequence of such termination. The right of the Joint Bookrunners to any further claims the Joint Bookrunners may be entitled to make against the Issuer (including, but not limited to, the indemnities under
Clause 9 hereof) will also remain unaffected by the termination.

12Communications
12.1Addresses: Any communication shall be given by letter, fax or e-mail
(a)if to the Issuer, to it at:
QIAGEN N.V.
Hulsterweg 82
5912 PL Venlo
The Netherlands
Tel:(+31) 77 355 6642
E-mail:melanie.prang@qiagen.com and global.treasury@qiagen.com
Attention: Global Treasury
(b)if to the Joint Bookrunners, to them at:
BNP PARIBAS
16, boulevard des Italiens
75009 Paris
France
Email:dl.ecmcoo@bnpparibas.com
Attention: ECM COO
BofA Securities Europe SA
51 rue La Boétie
75008 Paris
France
Email:ecm_paris@bofa.com
Attention: Equity Capital Markets Syndicate Desk
Goldman Sachs Bank Europe SE
Marienturm, Taunusanlage 9-10
60329 Frankfurt am Main
Germany
Email:eq-synd-GSBE@ny.email.gs.com
Attention: Equity Capital Markets
Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main
Germany
Email:db.project.orion@list.db.com
Attention: Heiko Leopold
Jefferies GmbH
Bockenheimer Landstraße 24
60323 Frankfurt am Main
Germany
Email: IB_LN_Legal@jefferies.com
Attention: IB Legal
Moelis & Company LLC
399 Park Avenue
New York, NY 10022
United States

Email: Steven.Halperin@moelis.com
Attention: Steven Halperin
12.2Effectiveness: Any such communication shall take effect upon actual receipt (Zugang).
13Product Governance
13.1Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the "EU Product Governance Rules")
regarding the mutual responsibilities of manufacturers under the product governance requirements contained within: (a) Directive 2014/65/EU on markets in financial instruments, as amended ("MiFID II"); (b) Articles 9 and 10 of the Delegated Directive; and (c) local implementing measures (the "MiFID II Product Governance Requirements"):
13.1.1Each of BNP PARIBAS, BofA Securities Europe SA, and Goldman Sachs Bank Europe
SE (each an "EU Manufacturer" and together the "EU Manufacturers") acknowledges to each other EU Manufacturer that it understands the responsibilities conferred upon it under the EU Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the
Bonds.
13.1.2The Issuer, Deutsche Bank Aktiengesellschaft, Jefferies GmbH, and Moelis &
Company LLC note the application of the EU Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the
Bonds by the EU Manufacturers.
13.2Solely for the purposes of 3.2.7R of the FCA Handbook Product Intervention and Product
Governance Sourcebook (the “UK Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:
13.2.1Goldman Sachs Bank Europe SE (a "UK Manufacturer") understands the responsibilities conferred upon it under the UK Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Bonds.
13.2.2The Issuer, BNP PARIBAS, BofA Securities Europe SA, Deutsche Bank
Aktiengesellschaft, Jefferies GmbH, and Moelis & Company LLC note the application of the UK Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Bonds by the UK Manufacturer.

14Recognition of the U.S. Special Resolution Regimes
14.1In the event that any Joint Bookrunner that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Joint Bookrunner of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the
United States or a state of the United States.
14.2In the event that any Joint Bookrunner that is a Covered Entity or a Covered Affiliate of any such Joint Bookrunner becomes subject to a proceeding under a U.S. Special Resolution
Regime, Default Rights under this Agreement that may be exercised against such Joint
Bookrunner are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
"Covered Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
"Covered Entity" means any of the following:
(i)a "covered entity" as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 252.82(b);
(ii)a "covered bank" as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 47.3(b); or
(iii)a "covered FSI" as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 382.2(b).
"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
"U.S. Special Resolution Regime" means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street
Reform and Consumer Protection Act and the regulations promulgated thereunder.

15Final Clauses
15.1This Agreement, including the choice of forum clause below, shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany.
15.2Any non-contractual rights and obligations arising out of or in connection with this Agreement shall also be governed by the laws of the Federal Republic of Germany.
15.3Place of performance is Frankfurt am Main, Germany.
15.4Any action or other legal proceedings (the "Proceedings") arising out of or in connection with this Agreement may be brought in the District Court (Landgericht) in Frankfurt am Main,
Germany. Notwithstanding the foregoing, if a third party, not being a party to this Agreement, commences proceedings against the Issuer or any Indemnified Person in any court of competent jurisdiction, arising out of or in connection with this Agreement or the transactions contemplated hereby (the "Third Party Proceedings"), nothing in this Clause 15.4 shall limit respectively (1) the rights of the Issuer to join any of the Joint Bookrunners as a party to such
Third Party Proceedings or to otherwise bring proceedings against any of the Joint
Bookrunners in connection with the Third Party Proceedings under this Agreement or otherwise in such courts in the jurisdiction in question, or (2) the rights of such Indemnified
Person to join the Issuer as a party to such Third Party Proceedings or to otherwise bring proceedings against the Issuer in connection with the Third Party Proceedings under this
Agreement or otherwise in such courts in the jurisdiction in question, in each case regardless of whether proceedings have been initiated or are ongoing in another jurisdiction. Each of the parties hereto irrevocably waives any objection to any such court as is referred to in the foregoing sentence on grounds of inconvenient forum or otherwise with respect to the relevant proceedings and irrevocably agrees that a judgment or order of any such court in connection with such proceedings shall be conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
15.5Any provision of this Agreement, including this Clause 15.5, may be amended or supplemented only if the Issuer and the Joint Bookrunners so agree in writing.
15.6Should any provision contained in this Agreement be or become invalid, illegal or unenforceable or incomplete in any jurisdiction, the validity, legality and enforceability of the remaining provisions (or of such provision in any other jurisdiction) will not in any way be affected or impaired thereby with respect to any other party or parties hereto to the fullest extent legally possible. Such invalid, illegal or unenforceable provision shall be replaced by means of supplementary interpretation (ergänzende Vertragsauslegung) by a valid, legal and enforceable provision, which most closely approximates the parties' commercial intention. This shall also apply mutatis mutandis to any unintended gaps (Vertragslücken) in this Agreement.
15.7The Schedules to this Agreement form part of this Agreement.
15.8The Issuer acknowledges (i) that Bank of America Corporation ("BAC") is the ultimate parent company of BofA and that BAC and its subsidiaries and affiliates are a financial services group, and (ii) that each Joint Bookrunner is part of its own financial services group (for the purposes of this Clause 15.8, each referred to as a "group"). Each of the Joint Bookrunners and
BAC is a full service securities firm and commercial bank engaged in activities and businesses, including, among others, securities, commodities and derivatives trading, foreign exchange and other brokerage activities, research publication, and principal investing, as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of corporations, governments and individuals from which conflicting interests or duties, or a perception thereof, may arise. The Issuer expressly acknowledges that, in the ordinary course of business, each of the Joint Bookrunners and other parts of their respective groups at any time (i) may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Issuer or any other company that may be involved in any proposed transaction, and (ii) may provide or arrange financing and other financial services to other companies that may be involved in any proposed transaction or a competing transaction, in each case whose interests may conflict with those of the Issuer. Each of the Joint Bookrunners has established and maintains internal arrangements restricting the movement of information within its group, so that information obtained and held in the course of its carrying on one part of the business is withheld from, or is not used for, itself or for a client for whom it acts, in the course of carrying on another part of its business.
BAC may receive a benefit, including an annual discount, credit or other accommodation, from counsels acting for BAC based on aggregate levels of fees that such counsels may receive annually, on a global or regional basis, on account of their relationship with BAC including, without limitation, fees paid by the Issuer pursuant hereto.
16Counterparts
This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart, whereby the parties to this Agreement agree that the exchange of electronic copies of signed documents shall have the same validity as originals.

Schedule 1
Form of Terms and Conditions of the Bonds
NOT FOR DISTRIBUTION IN OR INTO THE U.S., AUSTRALIA, JAPAN, SOUTH AFRICA OR
ANY OTHER JURISDICTION IN WHICH OFFERS OR SALES WOULD BE
PROHIBITED BY APPLICABLE LAW OR TO US PERSONS
Terms and Conditions of the Bonds
(the "Terms and Conditions")
§ 1Certain Definitions
In these Terms and Conditions, the following terms will have the following meanings:
(a)General Definitions.
"Agent(s)" has the meaning set out in § 13(a).
"Aggregate Conversion Principal Amount" means the aggregate principal amount of
Bonds delivered by a Bondholder for conversion with a single Conversion Notice as determined by the Principal Conversion Agent in accordance with § 8(b)(iii).
"BGB" means the German Civil Code (Bürgerliches Gesetzbuch), as amended.
"Bond(s)" has the meaning set out in § 2(a).
"Bondholder" means the holder of a co-ownership interest or similar right in the Global
Bond.
"Business Day" means each day (other than a Saturday or Sunday) on which (a) the
Clearing System settles payments and (b) commercial banks and foreign exchange markets in New York City and Frankfurt am Main are open for business.
"Calculation Agent" has the meaning set out in § 13(a).
"Calculation Period" means, in respect of any Conversion Date, the period comprising the actual number of Trading Days falling in the Scheduled Calculation Period in respect of such Conversion Date (such number of Trading Days, the "Number of Trading Days"
in respect of such Calculation Period).
"Capital Markets Indebtedness" means any present or future obligation for the payment or repayment of borrowed monies (including obligations by reason of any guarantee or other assumption of liability for any such obligation of a third-party) under any bonds, notes or other securities with an original maturity of more than one year which are or are capable of being quoted, listed, dealt in or traded on a stock exchange, an over-the-
counter-market or other recognized securities market.
"Clearing System" means Clearstream Banking AG, Frankfurt am Main ("Clearstream
Frankfurt") or any successor in such capacity.
"Closing Price" on any Trading Day means:
(i)the official closing price of the Ordinary Share on the relevant Trading Day as reported for the primary trading session on the Relevant Market; or
(ii)if no such official closing price of the Ordinary Share can be so determined, the last reported official quotation of the Ordinary Share on the Relevant Market during the primary trading session on the relevant Trading Day; or
(iii)if the Closing Price cannot be so determined, the Closing Price as determined by an Independent Expert on the basis of such quotations or other information as such

Independent Expert considers appropriate; any such determination will be conclusive. Any reference in these Terms and Conditions to the Closing Price will include, if the reporting of the Closing Price is discontinued, a reference to a quotation which replaces the Closing Price (x) by operation of law or (y) on the basis of generally accepted market practice, in each case translated (if necessary) into
US dollars at the Relevant FX Rate on such Trading Day.
"Custodian" means any bank or other financial institution with which the Bondholder maintains a securities account in respect of any Bonds and having an account maintained with the Clearing System and includes Clearstream Frankfurt.
"Delisting Event" has the meaning set out in § 5(e)(iii).
"Delisting Event Period" has the meaning set out in § 5(e)(iii).
"Event of Default" has the meaning set out in § 12(a).
"Financial Year" means the financial year as set out in the articles of association of the
Issuer. "Global Bond" has the meaning set out in § 2(b).
"Independent Expert" means an independent bank of international standing or an independent financial adviser with relevant expertise appointed by the Issuer at its own expense, which may be the Calculation Agent.
"Issuer" means QIAGEN N.V., a company existing under the laws of the Netherlands, with Dutch Trade Register number 12036979.
"Material Subsidiary" means a Subsidiary of the Issuer that, on a non-consolidated basis, has combined third-party revenues (from non-affiliated parties) prepared in accordance with accounting principles generally accepted in the United States, in excess of 5 per cent. of the consolidated revenues of the Issuer for the most recently completed fiscal year.
"Maturity Date" means 4 September 2032.
"Ordinary  Share"  means  the  ordinary  registered  share  of  the  Issuer,  with
ISIN NL0015002CX3 as at the date of issue of the Bonds.
"Principal Amount" has the meaning set out in § 2(a).
"Principal Conversion Agent" has the meaning set out in § 13(a).
"Principal Paying Agent" has the meaning set out in § 13(a).
"Redemption Date" means the date fixed for redemption of the Bonds in the Issuer's notice in accordance with and subject to § 5(b) or § 5(c), which must be a Business Day.
"Relevant FX Rate" means on any day, and, in respect of the conversion of any currency into US dollars the spot mid-rate of exchange at 9:00 a.m. New York City time on that day for such pair of currencies as appearing on Bloomberg page BFIX (or any successor page thereto).
If the Relevant FX Rate cannot be determined in accordance with the foregoing provisions, the Relevant FX Rate shall be the exchange rate determined in accordance with the foregoing provisions mutatis mutandis but with respect to the last day preceding such day on which such rate can be determined. If the Relevant FX Rate cannot be so determined, an Independent Expert will determine the Relevant FX Rate on the basis of such quotations or other information as such Independent Expert considers appropriate;
any such determination will be conclusive.
"Relevant Market" means:
(i)in the case of the Ordinary Share, the New York Stock Exchange, or if at the relevant time the Ordinary Share is no longer traded on the New York Stock Exchange, such other stock exchange or securities market on which the Ordinary Share is mainly traded at the relevant time; and
(ii)in the case of any other securities, rights or other assets, such stock exchange or securities market on which such other securities, rights or other assets are mainly traded at the relevant time.
"Scheduled Calculation Period" means, in respect of any Conversion Date, the period of 25 consecutive Scheduled Trading Days from and including the second Scheduled
Trading Day immediately following such Conversion Date.
"Scheduled Trading Day" means each day (other than a Saturday or a Sunday) on which the Relevant Market for the Ordinary Shares is scheduled to be open for business as set out in the trading calendar first published by such Relevant Market in respect of the relevant calendar year, regardless of whether (i) the Relevant Market is actually open for business on such day or (ii) such day is a Trading Day for the Ordinary Share.
"Share Price" on any Trading Day means:
(i)the volume-weighted average price (where the Relevant Market is the New York Stock
Exchange, the Nasdaq Global Select or the Nasdaq Global Market (or any of their respective successors), in composite transactions) of the Ordinary Share on the Relevant
Market on the relevant Trading Day as appearing on Bloomberg screen page HP in respect of the Ordinary Share (setting "PR094 VWAP (Vol Weighted Average Price)") on the Bloomberg information system (or any successor screen page or setting) (such
Bloomberg page being, as at the date of issue of the Bonds, QGEN US Equity HP); or
(ii)if no volume-weighted average price of the Ordinary Share is available from the
Bloomberg information system as described in clause (i) above, the volume-weighted average price (where the Relevant Market is the New York Stock Exchange, the Nasdaq
Global Select or the Nasdaq Global Market (or any of their respective successors), in composite transactions) of the Ordinary Share during the primary trading session on the
Relevant Market on the relevant Trading Day as derived from such Relevant Market (or other appropriate source as determined by an Independent Expert); or
(iii)if no volume-weighted average price of the Ordinary Share can be so determined, the official closing price of the Ordinary Share on the relevant Trading Day as reported for the primary trading session on the Relevant Market; or
(iv)if no such official closing price of the Ordinary Share can be so determined, the last reported official quotation of the Ordinary Share on the Relevant Market during the primary trading session on the relevant Trading Day; or
(v)if the Share Price cannot be determined in accordance with clauses (i) to (iv) above, the
Share Price as determined by an Independent Expert on the basis of such quotations or other information as such Independent Expert considers appropriate; any such determination will be conclusive. Any reference in these Terms and Conditions to the
Share Price will include, if the reporting of the Share Price is discontinued, a reference to a quotation which replaces the Share Price (x) by operation of law or (y) on the basis of generally accepted market practice,
in each case translated (if necessary) into US dollars at the Relevant FX Rate on such
Trading Day as determined by the Calculation Agent.
"Shareholders" means the holders of the Issuer's Ordinary Shares.
"Subsidiary" means (a) with respect to any Person, any corporation, association, partnership or other business entity of which more than 50 per cent. of the total voting power of shares of capital stock or other interests (including partnership interests) are entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof and is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more
Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person or (b) a subsidiary within the meaning of Article 2:24a of the Dutch Civil Code.
"Trading Day" means,
(i)(other than for purposes of the determination of any Security Price pursuant to clause (ii)
below), each day on which the Relevant Market for the Ordinary Shares is open for business and the Share Price can be determined in accordance with clauses (i) to (iv) of the definition of such term, or (if at the relevant time of determination there is no Relevant
Market for the Ordinary Shares) a Business Day; or
(ii)for purposes of the determination of any Security Price, each day on which the Relevant
Market for any other securities, rights or other assets is open for business and Security
Prices can be determined in accordance with clauses (i) to (iii) of the definition of such term.
"United States" means the United States of America (including the States thereof and the
District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands,
Guam, American Samoa, Wake Island and Northern Mariana Islands).
"WpÜG" means the German Securities Acquisition and Take-Over Act
(Wertpapiererwerbs-und Übernahmegesetz), as amended.
(b)Definitions relating to conversion.
"CoCo Conversion Period" means, in respect of each Bond, any of the following periods:
(i)if the Bonds are called by the Issuer for redemption in accordance with § 5(b) or § 5(c), the period from and including the date on which the call notice pursuant to § 5(b) or § 5(c)
is published to and including the 45th Business Day prior to the Redemption Date;
(ii)if any Event of Default in accordance with § 12(a) occurs, the period from and including the date on which the Event of Default occurs to but excluding the earlier of (x) the date the Bondholder has declared the termination of the relevant Bond in accordance with §
12(c) and
(y) the date on which such Event of Default shall have been cured or waived;
(iii)if an Acquisition of Control occurs, the period from and including the date on which the
Issuer gives notice in accordance with § 11(a)(i) of an Acquisition of Control to 4:00 p.m.
(Frankfurt time) on the Control Record Date at the latest;
(iv)if a Take-over Bid is published, the period from and including the date of the notice of the
Take-over Bid in accordance with § 11(b)(i) to 4:00 p.m. (Frankfurt time) on the last day of the Conditional Conversion Notice Period at the latest;
(v)if the Issuer announces a distribution, allotment or grant to its Shareholders of any securities, rights or other assets (including cash amounts), and if the Fair Market Value on the CoCo Reference Date of such securities, rights or other assets distributed, allotted or granted per Share, as determined by the Calculation Agent, is greater than 25 per cent. of the arithmetic average of the Share Prices on each Trading Day during the period of 20 consecutive Trading Days ending on and including the last Trading Day prior to the CoCo
Reference Date (or the Adjusted FMV Date, if applicable), the period:
(A)from and including the Business Day immediately following the later of the following days:
(I)the CoCo Reference Date; and
(II)the date on which the Fair Market Value can be determined,

(B)to and including the last Business Day before the later of the following days:
(I)the Ex-Date of such distribution, allotment or grant; and
(II)the 10th Business Day following the date determined to be applicable pursuant to clause (A);
(vi)if at any time the Share Price on each of not less than 20 consecutive Trading Days during an observation period of 30 consecutive Trading Days ending on (and including)
the Trading Day immediately preceding the final Trading Day of the immediately preceding Quarter exceeds 150 per cent. of the applicable Conversion Price on each such Trading Day (as verified by the Calculation Agent no later than on the second
Business Day following the relevant Conversion Date), the period from and including the first Business Day of the immediately following Quarter to and including the last Business
Day of such Quarter;
(vii)if a Delisting Event occurs, the Delisting Event Period; or
(viii)if a Parity Event or an IA Parity Event has (or is deemed to have) occurred, the period of
10 Business Days commencing on and including the first Business Day following the relevant Notification Date.
Neither the Issuer nor the Calculation Agent shall be under any duty to monitor the occurrence of a CoCo Conversion Period. In addition, neither the Issuer nor the
Calculation Agent shall be under any duty to notify (other than where specifically provided otherwise in § 8(e) below) Bondholders of the occurrence of a CoCo Conversion Period.
Whether a Parity Event or an IA Parity Event has (or is deemed to have) occurred will be determined in accordance with § 8(e).
"CoCo Reference Date" means the date on which the Issuer for the first time publicly announces the terms of the distribution, allotment or grant to its Shareholders of any securities, rights or other assets.
"Conversion Date" has the meaning set out in §
8(b)(iv). "Conversion Notice" has the meaning set out
in § 8(b)(i). "Conversion Period" means:
(i)any CoCo Conversion Period (or portion thereof) comprised in the period from and including 15 October 2025 to but excluding 4 March 2032; and
(ii)the period from and including 4 March 2032 to and including the earlier of the following times and days:
(x)4:00 p.m. (Frankfurt time) on the 45th Business Day prior to the Maturity Date; or
(y)if the Bonds are redeemed by the Issuer in accordance with § 5(b) or § 5(c), 4:00
p.m. (Frankfurt time) on the 45th Business Day prior to the Redemption Date.
"Conversion Price" means initially US$ [●], which is subject to adjustment from time to time
in accordance with these Terms and Conditions.
"Conversion Ratio" per Bond on any day is equal to the Principal Amount divided by the Conversion Price in effect on such day.
"Conversion Right" has the meaning set out in § 8(a)(i).
"IA Parity Event" has the meaning set out in § 8(e).
"Investor Notice Date" has the meaning set out in § 8(e).
"Notification Date" has the meaning set out in § 8(e).
"Parity Event" has the meaning set out in § 8(e).

"Person" means any individual, corporation, partnership, joint venture, association, joint-
stock company, trust, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other entity.
"Quarter" means the three calendar months ended 31 March, 30 June, 30 September and 31 December in each year, commencing with the three months ending 31 December
2025.
"Scheduled Settlement Date" means:
(x)where the relevant Conversion Date is pursuant to clause (C) of the definition of that term, the fifth Business Day following the occurrence of the Acceptance Event;
(y)otherwise, the 15th Business Day following the end of the relevant Scheduled Calculation
Period.
"Settlement Date" means, in respect of any exercise of Conversion Rights, the date on which the Issuer delivers the relevant Settlement Shares in accordance with these Terms and Conditions (or, where no such Settlement Shares are to be delivered in respect of such exercise of Conversion Rights, (i) the Business Day immediately following the last day of the relevant Scheduled Calculation Period or (ii) where the relevant Conversion
Date is pursuant to clause
(C) of the definition of that term, the Business Day immediately following such Conversion
Date).
"Settlement Shares" has the meaning set out in § 9(a).
(c)Definitions relating to Adjustment of the Conversion Price.
"Adjusted FMV Date" has the meaning set out in § 10(m).
"Adjustment Date" has the meaning set out in § 10(j).
"Ex-Date" has the meaning set out in § 10(m).
"Fair Market Value" has the meaning set out in § 10(m).
"FMV Date" has the meaning set out in § 10(m).
"Number of Trading Days" has the meaning set out in the definition of "Calculation
Period".
"Record Date" has the meaning set out in § 10(m).
"Security Price" has the meaning set out in § 10(m).
(d)Definitions relating to Acquisition of Control, Take-over Bid.
"Acceptance Event" has the meaning set out in § 11(e).
"Acquisition of Control" has the meaning set out in §
11(e).
"Conditional Conversion Notice Period" has the meaning set out in § 11(e).
"Conditional Conversion Notice" has the meaning set out in § 11(b)(ii)(A).
"Control Record Date" has the meaning set out in § 11(e).
"Control" has the meaning set out in § 11(e).
"Take over Bid" has the meaning set out in §
11(e).
§ 2Form and Denomination
(a)The issue by the Issuer of convertible bonds in the aggregate principal amount of
US$ 750,000,000

(in words: US dollars seven hundred and fifty million)
is divided into bonds in bearer form with a principal amount of US$ 200,000 (the
"Principal Amount") each, which rank pari passu among themselves (the "Bonds" and each a "Bond").
(b)The Bonds are represented by a global bond (the "Global Bond") without interest coupons. The
Global Bond will be signed manually by two authorized signatories of the Issuer and will be authenticated by or on behalf of the Principal Paying Agent.
Definitive bond certificates and interest coupons will not be issued. The Bondholders will have no right to request physical delivery of the Global Bond or to require the issue of definitive bond certificates or interest coupons.
The Global Bond will be deposited with Clearstream Frankfurt, will be held by
Clearstream Frankfurt and may not be transferred by Clearstream Frankfurt until the
Issuer has satisfied and discharged all its obligations under the Bonds. The Issuer grants
Clearstream Frankfurt a permanent, irrevocable and absolute possession right in the
Global Bond. Copies of the Global Bond are available for each Bondholder at the
Principal Paying Agent, where no such copy is itself an enforceable bearer instrument.
(c)The Bondholders will receive proportional co-ownership interests or rights in the Global Bond, which are transferable in accordance with applicable law and the rules and regulations of the
Clearing System.
§ 3  Status of the Bonds; Negative Pledge
(a)Status of the Bonds.
The Bonds constitute unsubordinated and unsecured obligations of the Issuer ranking pari passu among themselves and, in the event of the dissolution, liquidation or insolvency of the Issuer or any proceeding to avoid insolvency of the Issuer, pari passu with all other present and future unsubordinated and unsecured obligations of the Issuer, save for such obligations which may be preferred by applicable law.
(b)Negative Pledge of the Issuer.
So long as any amounts remain outstanding under the Bonds, but only up to the time all amounts payable to Bondholders under the Bonds in accordance with these Terms and
Conditions have been placed at the disposal of the Clearing System, the Issuer undertakes and will procure (to the extent legally possible and permissible) that none of the Issuer and any Material Subsidiary will create or permit to subsist any mortgage, pledge, lien, charge or security interest in rem (each a "Security Interest") upon, or with respect to, any present or future assets or revenues of the Issuer or any Material
Subsidiary, for the purpose of securing any (i) Capital Markets Indebtedness or (ii)
guarantee of any Capital Markets Indebtedness, unless in such case the Issuer or any
Material Subsidiary, as the case may be, shall simultaneously with, or prior to, the creation of such Security Interest, take any and all action necessary to procure that all amounts payable by it in respect of the Bonds are secured equally and ratably with the Capital
Markets Indebtedness or the guarantee for any Capital Markets Indebtedness secured by such Security Interest or benefit from an equivalent other Security Interest which will be approved by an Independent Expert as being equivalent security. The undertaking pursuant to sentence 1 of this § 3(b) will not apply to a Security Interest which (i) is mandatory according to applicable laws or (ii) is required as a prerequisite for governmental approvals.
Any Security Interest which is to be provided in accordance with this § 3(b) may also be provided to a person acting as trustee for the Bondholders.
§ 4  Interest
(a)The Bonds will bear interest on their Principal Amount at a rate of [●] per cent. per annum from and including 4 September 2025 (the "Interest Commencement Date"). Interest for each
Interest Period is payable semi-annually in arrear on each Interest Payment Date.
(b)Each Bond will cease to bear interest as follows:

(i)If a Bondholder exercises the Conversion Right in respect of any Bond, interest will cease to accrue on the Bond so converted from the end of the day immediately preceding the
Interest Payment Date immediately preceding the relevant Conversion Date, provided that the Bond so converted will not pay any interest if the relevant Conversion Date falls before the first Interest Payment Date.
(ii)If a Bond is redeemed, interest will cease to accrue on the Bond from the end of the day immediately preceding the date on which the Bond becomes due for redemption.
(c)If the Issuer fails to redeem the Bonds when due, interest will continue to accrue on the
Principal Amount beyond the end of the day immediately preceding the due date for redemption until the end of the day immediately preceding the actual date of redemption of the Bonds. In this case the applicable rate of interest will be determined in accordance with this § 4. The assertion of further damages incurred by the Bondholder as a result of the default remains unaffected.
(d)Interest in respect of any period of time will be calculated on the basis of the Day Count Fraction.
(e)In these Terms and Conditions:
"Day Count Fraction" means, in respect of the calculation of an amount of interest on the
Bonds for any period of time (the "Interest Calculation Period"), the number of days in the Interest Calculation Period divided by 360, calculated in accordance with the following formula:

DCF =	[360 x (Y2—Y1)] + [30 x (M2—M1)] + (D2—D1)
360
Where:
"DCF" means Day Count Fraction;
"Y1" is the year, expressed as a number, in which the first day of the Interest
Calculation Period falls;
"Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Interest Calculation Period falls;
"M1" is the calendar month, expressed as a number, in which the first day of the
Interest Calculation Period falls;
"M2" is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Calculation Period falls;
"D1" is the first calendar day, expressed as a number, of the Interest Calculation
Period, unless such number would be 31, in which case D1 will be 30; and
"D2" is the calendar day, expressed as a number, immediately following the last day included in the Interest Calculation Period, unless such number would be 31 and
D1 is greater than 29, in which case D2 will be 30.
"Interest Payment Date" means 4 March and 4 September in each year, commencing on
4 March 2026.
"Interest Period" means the period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and thereafter each period from and including an Interest Payment Date to but excluding the next following Interest Payment
Date.
§ 5  Maturity, Redemption and Purchase
(a)To the extent the Bonds have not previously been redeemed, converted, or repurchased and cancelled they will be redeemed at their Principal Amount on the Maturity Date.
(b)The Issuer may, by giving not less than 55 and no more than 70 Business Days' prior notice to the Bondholders in accordance with § 14, redeem all, but not some only, of the outstanding
Bonds with effect on the Redemption Date (which shall be no earlier than 25 September 2030 and no later than on the last day of the Conversion Period in accordance with clause (ii)(x) of the definition of the term "Conversion Period"). However, such notice may only be given if the

Share Price on not less than 20 Trading Days during an observation period of 30 consecutive
Trading Days is equal to or exceeds 150 per cent. of the Conversion Price in effect on each such Trading Day. In the case such notice is given, the Issuer will redeem the Bonds at their
Principal Amount plus any accrued interest on the Redemption Date.
The Issuer must publish the notice of early redemption no later than on the fifth Business
Day after the last day of the relevant 30 consecutive Trading Days' observation period.
The notice of early redemption is irrevocable and must specify (i) the Redemption Date, (ii)
the last day on which Conversion Rights may be exercised by Bondholders in accordance with § 8(a) in connection with clause (ii)(y) of the definition of the term
"Conversion Period" and (iii) the facts which establish the right of the Issuer to redeem the
Bonds.
(c)The Issuer may, by giving not less than 55 and no more than 70 Business Days' prior notice to the Bondholders in accordance with § 14, redeem all, but not some only, of the outstanding
Bonds with effect on the Redemption Date (which shall fall no later than on the last day of the
Conversion Period in accordance with clause (ii)(x) of the definition of the term "Conversion
Period") if at any time the aggregate principal amount of the Bonds outstanding and held by persons other than the Issuer and its Subsidiaries has fallen to 20 per cent. or less of the aggregate principal amount of the Bonds originally issued (including any Bonds additionally issued in accordance with § 15). In the event such notice is given, the Issuer will redeem the
Bonds at their Principal Amount plus any accrued interest on the Redemption Date.
The notice of early redemption is irrevocable and must specify (i) the Redemption Date, (ii)
the last day on which Conversion Rights may be exercised by Bondholders in accordance with § 8(a) in connection with clause (ii)(y) of the definition of the term
"Conversion Period" and (iii) the facts which establish the right of the Issuer to redeem the
Bonds.
(d)Any Bondholder may, at its option, by submitting a redemption notice in accordance with this §
5(d) demand from the Issuer redemption of any or all of its Bonds for which the Conversion
Right was not exercised, and which were not declared due for early redemption by the Issuer in accordance with
§ 5(b) or § 5(c), at their Principal Amount plus any accrued interest on the Put Effective
Date. "Put Effective Date" means 4 September 2030.
Any redemption notice will be made by means of a notice in text form to be delivered by the Bondholder through the Custodian to the Principal Paying Agent. Redemption notices will be irrevocable. The Principal Paying Agent must be in receipt of the redemption notice by no less than 30 calendar days prior to the Put Effective Date.
The exercise of the put right in accordance with this § 5(d) further requires that the Bonds to be redeemed will be delivered to the Principal Paying Agent by transferring the Bonds to the Clearstream Frankfurt account of the Principal Paying Agent (book-entry transfer).
(e)Delisting Event.
(i)If a Delisting Event occurs, the Issuer will, as soon as practicable after becoming aware thereof, give notice in accordance with § 14 of the Delisting Event (a "Delisting Event
Notice"). The Delisting Event Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Terms and
Conditions and their entitlement to exercise their rights to require redemption of their
Bonds pursuant to § 5(e)(ii).
The Delisting Event Notice must specify:
(A)all information concerning the Delisting Event;
(B)the Conversion Price immediately prior to the occurrence of the Delisting Event;
(C)the Share Price on the most recent Trading Day prior to the publication of the
Delisting Event Notice;
(D)the Delisting Event Period; and

(E)the Delisting Put Effective Date.
(ii)If a Delisting Event occurs, any Bondholder may, at its option, by submitting a redemption notice in accordance with this § 5(e)(ii) demand from the Issuer redemption of any or all of its Bonds for which the Conversion Right was not exercised and which were not declared due for early redemption by the Issuer in accordance with § 5(b) or § 5(c), at their
Principal Amount plus any accrued interest on the Delisting Put Effective Date.
Any redemption notice will be made by means of a notice in text form to be delivered by the Bondholder through the Custodian to the Principal Paying Agent.
Redemption notices will be irrevocable. The Principal Paying Agent must be in receipt of the redemption notice by no less than 10 calendar days prior to the
Delisting Put Effective Date.
The exercise of the put right in accordance with this § 5(e) further requires that the
Bonds to be redeemed will be delivered to the Principal Paying Agent by transferring the Bonds to the Clearstream Frankfurt account of the Principal Paying Agent (book-
entry transfer).
(iii)Definitions
A "Delisting Event" shall occur if:
(A)the Ordinary Shares at any time are not admitted to listing and trading on a
Relevant Market which is the New York Stock Exchange, the Nasdaq Global Select
Market or the Nasdaq Global Market (or any of their respective successors) or an internationally recognized, regularly operating and regulated stock exchange; or
(B)if any announcement is made by the Issuer or by the Relevant Market for the
Ordinary Shares that the Ordinary Shares will cease to be admitted to trading and listing on such Relevant Market, unless in any such case the Ordinary Shares are already, or such announcement confirms that the Ordinary Shares are to be immediately upon such cessation, admitted to trading and/or listing on an internationally recognized, regularly operating and regulated stock exchange which is expected to be Relevant Market for the Ordinary Shares upon such cessation.
"Delisting Event Period" means the period from and including the date on which the Delisting Event occurred to and including the 60th calendar day following the date on which the Delisting Event occurred (or the following Business Day if such day is not a Business Day).
"Delisting Put Effective Date" means the 10th Business Day after the expiry of the
Delisting Event Period.
(f)The Issuer and any of its affiliates may at any time purchase Bonds in the open market or otherwise.
Any Bonds purchased by the Issuer or any of its affiliates may be cancelled or held and resold.
§ 6  Payments
(a)All payments on the Bonds will be made to the Principal Paying Agent for transfer to the
Clearing System or to its order for credit to the accounts of the relevant account holders of the
Clearing System outside the United States. Payments on the Bonds made to the Clearing
System or to its order will discharge the liability of the Issuer under the Bonds to the extent of the sums so paid.
(b)All payments of amounts due in respect of the Bonds shall be made in US dollars and will be subject to (i) applicable fiscal and other laws and regulations, and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the US Internal
Revenue Code of 1986 (the "Code") or otherwise imposed pursuant to Sections 1471 through
1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

(c)If the due date for payment of any amount in respect of the Bonds is not a Business Day, then the Bondholder will not be entitled to payment until the next day which is a Business Day. In such case the
Bondholders will not be entitled to any further interest or to any other compensation on account of such delay.
§ 7Taxes
All payments in respect of the Bonds will be made without withholding or deduction of taxes or other duties, unless such withholding or deduction is required by law.
The Issuer will not be obliged to pay any additional amounts of principal and/or interest as a result of such withholding or deduction.
§ 8Conversion
(a)Conversion Right.
(i)The Issuer grants to each Bondholder the right (the "Conversion Right") to convert each
Bond in whole, but not in part, at the Conversion Price in accordance with this § 8 on any
Business Day during each Conversion Period.
(ii)The Conversion Right in accordance with § 8(a), or in accordance with § 8(a) in conjunction
§ 11(a)(ii), if applicable, may not be exercised by a Bondholder if such Bondholder has terminated its Bonds in accordance with § 5(d), § 5(e), § 11(a)(iii) or § 12 or has submitted a Conditional Conversion Notice in accordance with § 11(b)(ii)(A).
(b)Exercise of Conversion Right.
(i)To exercise the Conversion Right, the Bondholder must deliver at its own expense during the Conversion Period to the Principal Conversion Agent via its Custodian and the Clearing
System a duly completed and executed exercise notice (the "Conversion Notice") (which may be by email) using the then valid form (from time to time current) obtainable from the
Principal Conversion Agent which must be received by the Principal Conversion Agent by
4:00 p.m. (Frankfurt time) on a Business Day. Any Conversion Notice received by the
Principal Conversion Agent after 4:00 p.m. (Frankfurt time) on any Business Day, or on any day which is not a Business Day, shall be deemed to have been received by the
Principal Conversion Agent on the immediately following Business Day; provided that if such following Business Day falls after the end of the Conversion Period, the relevant exercise of the Conversion Right shall be null and void. The Conversion Notice is irrevocable and will, among other things:
(A)state the name, date of birth and address (natural persons) or name, domicile and address (legal persons) as well as the fax number and email address of the exercising Bondholder;
(B)specify the aggregate principal amount of Bonds with respect to which the
Conversion Right will be exercised;
(C)designate the securities account of the Bondholder or its nominee at a participant in, or account holder of, the Clearing System to which the Settlement Shares are to be delivered;
(D)give directions to the Principal Conversion Agent for the payment of any cash amount which the Bondholder is entitled to receive in accordance with these Terms and Conditions and which are to be paid by way of transfer to a US dollar denominated cash account; and
(E)if such Conversion Notice is a Conditional Conversion Notice, designate the securities account of the Bondholder or its nominee at a participant in, or account holder of, the Clearing System to which the Bonds delivered for conversion are to be redelivered if no Acceptance Event occurs, or if the requirements specified in §
8(b)(i) and (ii) for the valid exercise of the Conversion Right are not fulfilled and any
Bonds are required to be redelivered in accordance with the ultimate paragraph of
§ 8(b)(iii).

(ii)The exercise of the Conversion Right further requires that the Bonds to be converted will be delivered to the Principal Conversion Agent by transferring the Bonds to the account of the
Principal Conversion Agent (book-entry transfer or assignment). The transfer of any such
Bond as aforesaid is irrevocable. Any Bond transferred to the Principal Conversion Agent after 4:00 p.m. (Frankfurt time) on any Business Day, or on any day which is not a Business
Day, shall be deemed to have been so transferred to the Principal Conversion Agent on the immediately following Business Day; provided that if such following Business Day falls after the end of the Conversion Period, the relevant exercise of the Conversion Right shall be null and void.
(iii)Upon fulfillment of all requirements specified in § 8(b)(i) and (ii) for the exercise of the
Conversion Right, the Principal Conversion Agent will verify whether the aggregate principal amount of Bonds delivered to the Principal Conversion Agent exceeds or falls short of the aggregate principal amount of Bonds specified in the Conversion Notice. The Principal
Conversion Agent will determine the Aggregate Conversion Principal Amount. If the aggregate principal amount of Bonds specified in the Conversion Notice exceeds or falls short of the aggregate principal amount of Bonds in fact delivered, the Principal Conversion
Agent will determine the Aggregate Conversion Principal Amount on the basis of the lower of the following amounts:
(A)the aggregate principal amount of Bonds set forth in the Conversion Notice;
or
(B)the aggregate principal amount of Bonds in fact delivered for conversion.
Any Bonds delivered in excess of the number of Bonds specified in the
Conversion Notice will be redelivered to the Bondholder at its cost. The
Principal Conversion Agent will act in accordance with the regulations of the
Clearing System.
(iv)The Conversion Right will be validly exercised on the relevant Conversion Date. The term
"Conversion Date" has the following meaning:
(A)Subject to clauses (B), (C), (D) and (E) below, "Conversion Date" means the first Business Day on which all requirements for the valid exercise of the
Conversion Right specified in § 8(b)(i) and (ii) have been fulfilled.
(B)If an Acquisition of Control occurs and a Bondholder validly exercises the
Conversion Right in respect of any Bond in accordance with § 11(a)(ii) during the relevant Acquisition of Control Conversion Period, "Conversion Date"
means the first Business Day on which all requirements for the valid exercise of the Conversion Right specified in § 8(b)(i) and (ii) have been fulfilled.
(C)If (I) a Bondholder has, during the Conditional Conversion Notice Period, (x)
given a valid Conditional Conversion Notice in accordance with § 11(b)(ii)(A)
and (y) delivered to the Principal Conversion Agent the Bonds to be converted in accordance with § 11(b)(ii)(B), and (II) the Conditional
Conversion Notice has become unconditional in accordance with §
11(b)(iii)(A), "Conversion Date" means the first Business Day following the date on which the Acceptance Event has occurred.
(D)Any valid Conversion Notice received by the Principal Conversion Agent within the last 30 days of the Conversion Period in accordance with clause
(ii)(x) of the definition of the term "Conversion Period" will be treated as if it were received on the last day of the Conversion Period. In such case
"Conversion Date" means the last day of the Conversion Period, provided that the relevant Bondholder has fulfilled all requirements for the valid exercise of the Conversion Right specified in § 8(b)(i) and (ii) before the end of the Conversion Period.
(E)Any valid Conversion Notice received by the Principal Conversion Agent during the period from and including the date on which the Issuer has published the redemption notice in accordance with § 5(b) or § 5(c) to and including the last day of the Conversion Period in accordance with clause
(ii)(y) of the definition of the term "Conversion Period" will be treated as if it were received on the last day of the Conversion Period. In such case
"Conversion Date" means the last day of the Conversion Period, provided that the relevant Bondholder has fulfilled all requirements for the valid exercise of the Conversion Right specified in § 8(b)(i) and (ii) before the end of the Conversion Period.
(c)Net Share Settlement.
(i)The Issuer, upon any valid exercise of the Conversion Rights in respect of any
Bond, will, in respect of each such Bond,
(A)(if the Net Shares are not equal to zero) convert a portion of such Principal
Amount as is equal to the number of Net Shares multiplied with the
Conversion Price in effect on the relevant Conversion Date into such number of Settlement Shares as is equal to the number of Net Shares, and issue and/or deliver the number of Settlement Shares in accordance with § 8(d)(i)
as soon as practicable after the end of the Scheduled Calculation Period and no later than on the relevant Scheduled Settlement Date (subject to § 9(c));
and
(B)pay to the relevant Bondholder the Cash Conversion Amount by transfer to the cash account specified in the relevant Conversion Notice as soon as practicable after the end of the Scheduled Calculation Period and no later than the relevant Scheduled Settlement Date.
(ii)On the first Business Day following the end of each Scheduled Calculation Period
(or, if the Cash Conversion Amount is not capable of being determined in accordance with this § 8(c)(ii) on such Business Day, as soon as practicable thereafter) the Calculation Agent will determine the Cash Conversion Amount in accordance with this § 8(c)(ii).
"Cash Conversion Amount" means, in respect of any exercise of
Conversion Rights, the sum (rounded to the nearest US$ 0.01, with US$
0.005 being rounded upwards) of the Daily Cash Conversion Amounts as determined by the Calculation Agent in respect of each Trading Day in the relevant Calculation Period.
"Daily Cash Conversion Amount" means, in respect of a Trading Day comprised in the relevant Calculation Period, the lower of the following amounts:
(A)an amount equal to the Principal Amount divided by the Number of Trading
Days in respect of such Calculation Period; and
(B)the Daily Conversion Value in respect of such Trading Day, all as determined by the Calculation Agent.
"Daily Conversion Value" or "DCV" means, in respect of any Trading Day comprised in the relevant Calculation Period, the amount determined by the
Calculation Agent in accordance with the following formula:

DCV =	CR x VWAP
NTD
Where:
"CR" means the Conversion Ratio in effect on the relevant Conversion Date
(subject to adjustment to but excluding the relevant Settlement Date in accordance with § 10).
"NTD" means the Number of Trading Days in respect of the relevant
Calculation Period.
"VWAP" means the Share Price on such Trading Day, provided that:
(A)if on any Trading Day during the relevant Calculation Period the
Ordinary Share is quoted "ex dividend" or "ex subscription right" or

"ex" any other distribution, allotment or grant of securities, rights or other assets the Record Date of which falls on or after the Settlement
Date, the Share Price on such Trading Day shall be increased by the
Fair Market Value of such distribution or other entitlement per Ordinary
Share on the first Trading Day on which the Ordinary Share is traded
"ex dividend" or "ex subscription right" or "ex" any other distribution, allotment or grant of securities, rights or other assets, as determined by the Calculation Agent;
(B)if on any Trading Day during the relevant Calculation Period the
Ordinary Share is quoted "cum dividend" or "cum subscription right" or
"cum" any other distribution, allotment or grant of securities, rights or other assets (the Record Date of which falls prior to the relevant
Settlement Date) in respect of which an adjustment to the Conversion
Price is required to be made in accordance with § 10 and the
Adjustment Date (as defined in § 10(j)) in respect thereof falls prior to the relevant Settlement Date, the Share Price on such Trading Day shall be multiplied by the adjustment factor subsequently determined to apply to the Conversion Price in accordance with § 10 in respect thereof, as determined by the Calculation Agent; and
(C)if the VWAP is not capable of being determined as aforesaid on or prior to the third Business Day prior to the relevant Scheduled
Settlement Date in respect of the relevant exercise of the Conversion
Right, the VWAP shall instead be determined by an Independent
Expert on or prior to the third Business Day prior to such Scheduled
Settlement Date.
(iii)On the first Business Day following the end of each Scheduled Calculation Period
(or, if the Cash Conversion Amount is not capable of being determined in accordance with this § 8(c)(iii) on such Business Day, as soon as practicable thereafter) the Calculation Agent will determine the Net Shares (if any) in accordance with this § 8(c)(iii).
"Net Shares" means the sum (rounded to the nearest whole multiple of
0.00001, with 0.000005 rounded upwards) of the Daily Net Shares determined by the Calculation Agent in respect of each Trading Day in the
Calculation Period.
"Daily Net Shares" means,
(A)in respect of any Trading Day in respect of which the Daily Conversion
Value is equal to or lower than the Principal Amount divided by the
Number of Trading Days in respect of the relevant Calculation Period, zero; and
(B)in respect of any Trading Day in respect of which the Daily Conversion
Value exceeds the Principal Amount divided by the Number of Trading
Days in respect of the relevant Calculation Period, the number of
Settlement Shares determined by the Calculation Agent in accordance with the following formula:

A
VWAP
Where:
"A" means the (x) the Daily Conversion Value on such Trading Day minus (y) the result of the division of the Principal Amount by the
Number of Trading Days in respect of the relevant Calculation Period.
"VWAP" shall have the meaning given to this term in the definition of
"Daily Conversion Value" or "DCV".
(iv)If the Issuer gives notice in accordance with § 11(b)(i) of a Take-over Bid and the
Conversion Right is exercised in accordance with § 11(b), notwithstanding anything to the contrary in these Terms and Conditions, the provisions in § 11(b)-(e) shall apply.
(d)Delivery of Settlement Shares.
(i)If the Net Shares in respect of any exercise of the Conversion Right are not equal to zero, the Issuer will, upon any such exercise, issue and/or deliver such number of
Settlement Shares as is equal to the aggregate number of Net Shares in respect of the Aggregate Conversion Principal Amount so converted, rounded down to the nearest full Settlement Share. Any remaining fraction of a Settlement Share will not be delivered and will not be compensated in cash. Subject to § 9(c), the Settlement
Shares to be delivered will be transferred to the securities account of the
Bondholder specified in the Conversion Notice as soon as practicable after the end of the Scheduled Calculation Period and no later than on the relevant Scheduled
Settlement Date. Until transfer of the Settlement Shares has been made no claims arising from the Settlement Shares will exist. In relation to delivery of the
Settlement Shares § 9 will apply.
(ii)The Issuer will only be required to deliver the Settlement Shares and to pay the Cash
Conversion Amount in accordance with § 8(c)(i)(A) if the Bondholder has paid all taxes or other duties and costs, if any, which may arise in connection with the exercise of the Conversion Right or the delivery of the Settlement Shares or the payment in accordance with § 8(c)(i)(A).
(e)Determination of the occurrence of a Parity Event or IA Parity Event
Whether a Parity Event or an IA Parity Event has (or is deemed to have)
occurred will be determined as follows:
(i)Investor Notice
If a Bondholder (the "Notifying Bondholder") has delivered to the Principal
Paying Agent a valid Investor Notice, the Issuer will be required to instruct the Calculation Agent no later than the second Trading Day following the
Investor Notice Date (as defined below) to verify whether a Parity Event or an IA Parity Event, as the case may be, has occurred.
In order to be validly given the Investor Notice must be:
(A)received by the Principal Paying Agent no later than 4:00 p.m. (Frankfurt time) on the fifth Business Day after the last Trading Day of the relevant
Investor Reference Period;
(B)delivered by the Notifying Bondholder together with reasonable evidence that, on each Trading Day during the relevant Investor Reference Period, either:
(I)the Quote for the Bonds on such Trading Day could not be determined pursuant to clause (i) of the definition of the term "Quote for the
Bonds"; or
(II)the Quote for the Bonds on such Trading Day as determined pursuant to clause (i) of the definition of the term "Quote for the Bonds" was less than 98 per cent. of the Closing Parity Value in respect of such Trading
Day; and
(C)delivered by the Notifying Bondholder together with evidence that the
Notifying Bondholder at the time of such notice is a holder of the relevant
Bonds by means of a certificate of its Custodian or in any other appropriate manner.
(ii)Verification by the Calculation Agent, Issuer Notification
Upon instruction by the Issuer the Calculation Agent will verify whether a
Parity Event or an IA Parity Event, as the case may be, has occurred. If in doing so the Calculation Agent determines:

(A)that the Parity Event or the IA Parity Event, as the case may be, has occurred in respect of the relevant Reference Period, the Issuer shall publish a notice to the Bondholders in accordance with § 14 specifying the relevant
CoCo Conversion Period as soon as practicable following the relevant determination by the Calculation Agent and in any case no later than on the relevant Notification Date; or
(B)that no Parity Event or IA Parity Event has occurred in the relevant
Reference Period, the Issuer shall notify the Notifying Bondholder thereof as soon as practicable following the relevant determination by the Calculation
Agent and in any case no later than on the relevant Notification Date.
Any determination by the Calculation Agent (and, as the case may be, by an
Independent Expert pursuant to this § 8(e)) will, in the absence of manifest error, be conclusive in all respects and binding upon the Issuer and all
Bondholders.
When verifying whether a Parity Event or IA Parity Event has occurred, whether and at which level any Quote for the Bonds is available on any day shall be determined on such day at such time at which such Quote for the
Bonds is determined by the Calculation Agent (or, as the case may be, an
Independent Expert).
(iii)If, upon receipt of any valid Investor Notice, the Issuer fails to duly notify, by no later than the relevant Notification Date, (x) the Bondholders in accordance with §
8(e)(ii)(A) of the occurrence of the Parity Event or the IA Parity Event, as the case may be, or (y) the Notifying Bondholder in accordance with § 8(e)(ii)(B) that such alleged Parity Event or IA Parity Event, as the case may be, has not occurred, then a Parity Event (and the Notification Date in relation thereto) will be deemed to have occurred up to and including any Trading Day on which the Issuer makes such notification, and the Bondholders may exercise their Conversion Right during the relevant CoCo Conversion Period as set forth in clause (viii) of the definition of the term "CoCo Conversion Period".
In this § 8(e):
"Bond Price Determination Date" means the fifth Trading Day following the relevant Bond Price Unavailability Date.
A "Bond Price Unavailability Date" shall have occurred in respect of any
Reference Period, as determined by the Calculation Agent, if no Quote for the
Bonds is available on at least six Trading Days comprised in such Reference
Period, and in any such case the Bond Price Unavailability Date shall be such sixth
Trading Day.
"Close of Business" means 4:00 p.m. New York City time or (if the then prevailing
Relevant Market for the Ordinary Share is not a U.S. national securities exchange)
the scheduled close of trading of the primary trading session on such Relevant
Market.
"Closing Parity Value" means, in respect of any Trading Day, the amount determined in good faith by the Calculation Agent and calculated as follows:
CPV  =  N  x  ClP
Where:
CPV=the Closing Parity Value;
ClP=the Closing Price on such Trading Day, provided that if on such Trading
Day the Ordinary Share is quoted "ex dividend" or "ex subscription right" or "ex"
any other distribution, allotment or grant of securities, rights or other assets in respect of which an adjustment to the Conversion Price is required to be made in accordance with § 10 and such Trading Day falls prior to the relevant Adjustment
Date, the Share Price on such Trading Day shall be divided by the adjustment factor subsequently determined to apply to the Conversion Price in accordance with § 10 in respect thereof, as determined by the Calculation Agent, and provided further that if such adjustment cannot be determined in accordance with these
Terms and Conditions prior to the relevant Notification Date, the Closing Price shall instead be adjusted in such manner as is determined to be appropriate by an
Independent Expert; and
N = the Principal Amount divided by the Conversion Price in effect on such
Trading Day.
An "IA Parity Event" shall occur in respect of any Reference Period if, as determined by the Calculation Agent, (i) a Bond Price Unavailability Date has
occurred in respect of such Reference Period, and (ii) the Quote for the Bonds on the Bond Price Determination Date (and if no such Quotes for the Bonds is available, the fair mid-market value as at as at or around 5:00 p.m. (Frankfurt time)
on the Bond Price Determination Date per Bond (as determined by an Independent
Expert)) is less than 98 per cent. of the Closing Parity Value in respect of such
Bond Price Determination Date.
"Investor Notice" means a notice by a Notifying Bondholder to the Principal
Paying Agent in text form specifying that in its opinion either a Parity Event or an IA
Parity Event has occurred, together with reasonable supporting evidence.
"Investor Notice Date" means the date on which the Principal Paying Agent has received from a Notifying Bondholder a valid Investor Notice.
"Investor Reference Period" means the period of five consecutive Trading Days specified for this purpose by the Notifying Bondholder in the relevant Investor
Notice.
"Leading Institution" means any bank or financial institution which is a leading, internationally recognized market maker in trading exchangeable and/or convertible bonds.
"Notification Date" means the second Business Day following (in the case of the occurrence of a Parity Event in respect of the relevant Reference Period) the Parity
Event Occurrence Date or (in the case of the occurrence of an IA Parity Event in respect of the relevant Reference Period, or if neither a Parity Event nor an IA
Parity Event has occurred in respect of the relevant Reference Period) the fifth
Trading Day following the end of the relevant Reference Period.
A "Parity Event" shall occur in relation to any Reference Period if, as determined by the Calculation Agent, (i) the Quote for the Bonds is available in respect of at least five Trading Days comprised in such Reference Period, and (ii) on each
Trading Day comprised in such Reference Period in respect of which the Quote for the Bonds is available, such Quote for the Bonds is less than 98 per cent. of the
Closing Parity Value in respect of such Trading Day (and the fifth such Trading Day, the "Parity Event Occurrence Date" in respect of such Reference Period).
"Quote for the Bonds" on any Trading Day means:
(i)the mid Bloomberg Generic Price (or any successor thereto) per US$ 200,000 in principal amount of Bonds as at the Close of Business on such Trading
Day as displayed on or derived from Bloomberg page DE000A4EF8U1 Corp
HP (using the setting "Last Price" or any successor page or setting), as determined by the Calculation Agent; or
(ii)if the Quote for the Bonds cannot be determined pursuant to clause (i)
above, the mid-market price per US$ 200,000 in principal amount of Bonds as displayed on or derived from any other page on Bloomberg or any successor to Bloomberg providing substantially similar data to those that would otherwise have been determined pursuant to clause (i) above, as determined by an Independent Expert; or
(iii)if the Quote for the Bonds cannot be determined pursuant to either clause (i) or
(ii) above, the mid-market price per US$ 200,000 in principal amount of Bonds as derived from any other public source (if any) providing substantially similar data to those that would otherwise have been determined pursuant to clause
(i) above, as determined by an Independent Expert; or
(iv)if the Quote for the Bonds cannot be determined pursuant to either clause (i),
(ii) or (iii) above, the arithmetic average of the mid-market prices per US$
200,000 in principal amount of Bonds as provided by two Leading Institutions selected by an Independent Expert (if any such prices are capable of being so obtained), all as determined by an Independent Expert.
"Reference Period" means a period of 10 consecutive Trading Days commencing on the second Trading Day following such date the Investor Notice is received by the
Principal Paying Agent.

§ 9  Procurement of Settlement Shares, Settlement Disruption
(a)The Ordinary Shares to be issued or delivered, as the case may be, upon execution of the conversion (the "Settlement Shares") will, at the sole discretion of the Issuer
(i)either be newly issued by the Issuer; or
(ii)be existing Ordinary Shares, held by the Issuer as treasury shares, of the same class as the new shares to be delivered by or on behalf of the Issuer, provided that such treasury shares are considered to be cancelled (ingetrokken) by the Issuer for Dutch tax purposes and not held as a temporary investment (ter tijdelijke belegging) as described in article 3, paragraph 1, limb a, Dutch Dividend Withholding Tax Act (Wet op de dividendbelasting
1965) and described further in article 3, paragraph 3, Dutch Dividend Withholding Tax Act, and paragraph 3 of the Dutch Decree on Corporate Income Tax and Dividend Withholding
Tax regarding Share Buybacks (Besluit Vennootschapsbelasting en Dividendbelasting.
Inkoop van eigen aandelen, nr. BLKB 2016/113M), provided further that such delivery of existing Ordinary Shares can be legally effected and does not impair the rights which the relevant Bondholder would otherwise have.
The Settlement Shares will be credited as fully paid up and free of pre-emption rights accruing to the Shareholders on the relevant Settlement Date and will in all respects rank pari passu with the fully paid-up Shares in issue on the relevant Settlement Date.
(b)The Issuer will take all necessary steps to procure that the number of Settlement Shares as is equal to the number of Net Shares to be issued or delivered, as the case may be, to the relevant
Bondholder(s) (rounded down to the nearest full Settlement Share, as provided for in § 8(d)(i))
on conversion are credited to the Bondholder(s) as soon as practicable after the end of the
Scheduled Calculation Period and no later than on the relevant Scheduled Settlement Date.
Further, the Issuer will procure that the Settlement Shares so issued or delivered are admitted to listing on the Relevant Market and admitted to trading on the Relevant Market on delivery to the relevant Bondholder(s).
The Issuer will procure delivery of the Settlement Shares through the Principal
Conversion Agent.
(c)If a Settlement Disruption Event occurs and the delivery of any Settlement Shares cannot be effected on or before the relevant Scheduled Settlement Date, then the Issuer is required to deliver the relevant Settlement Shares on the first succeeding Business Day on which delivery of the Settlement Shares can take place through the Clearing System or in any other commercially reasonable manner.
"Settlement Disruption Event" means an event beyond the control of the Issuer as a result of which the Clearing System cannot settle book-entry transfers of such Settlement
Shares.
(d)Under no circumstances will the Issuer be required to pay to a converting Bondholder the value of the Net Shares (or the value of the Acceptance Event Net Shares, as the case may be) in cash or other assets upon a valid exercise of the Conversion Right.

§ 10Adjustment of the Conversion Price
(a)Capital Increase from Conversion of the Capital Reserve or Retained Earnings, Share Split or
Combining of Shares and Capital Decrease.
(i)If, prior to the relevant Settlement Date, the Issuer increases its share capital by way of conversion of the capital reserve or retained earnings by issuing new Ordinary Shares
(other than constituting a Scrip Dividend), the Conversion Price will be adjusted in accordance with the following formula:

CPa =	C P	X	No
Nn
Where:
CPa = the adjusted Conversion Price;
CP  = the Conversion Price in effect immediately prior to the Adjustment Date (subject to
§ 10(h));
Nn  = the number of issued Ordinary Shares after the share capital increase;
and
No  = the number of issued Ordinary Shares before the share capital increase.
If the share capital increase by way of conversion of the capital reserve or retained earnings is not effected by issuing new Ordinary Shares but by means of an increase of the nominal amount (nominale waarde) per Ordinary Share, the
Conversion Price will not be adjusted and will remain unchanged. In this case the relevant Settlement Shares will be delivered with their increased nominal amount per Ordinary Share.
(ii)If, prior to the relevant Settlement Date, the Issuer:
(A)increases the number of Ordinary Shares issued by reduction of the nominal amount per Ordinary Share (share split) or reduces the number of issued Ordinary
Shares by increasing the nominal amount per share with no change in the share capital (reverse share split); or
(B)reduces its share capital by combining Ordinary Shares,
the Conversion Price will be adjusted in accordance with § 10(a)(i) to the extent not otherwise provided for in § 10(a)(iii).
(iii)If, prior to the relevant Settlement Date, the Issuer decreases the share capital of the
Issuer by way of a reduction of the nominal amount per Ordinary Share, the Conversion
Price will not be adjusted and will remain unchanged. In this case the relevant Settlement
Shares will be delivered with their respective new nominal amount per Ordinary Share.
No adjustment of the Conversion Price will be made in case of a capital decrease by cancelling Ordinary Shares held in treasury.
(b)Capital Increase against cash contributions with Subscription Rights. If, prior to the relevant
Settlement Date, the Issuer increases its share capital through the issuance of new Ordinary
Shares against cash contributions while granting its Shareholders a direct or indirect subscription right (rights issue) (other than constituting a Scrip Dividend), at consideration receivable per Ordinary Share which is less than 95 per cent. of the Share Price on the date on which the terms of such issue or grant are for the first time publicly announced, the Conversion
Price will be adjusted in accordance with the following formula:

CPa =	C P	X	[	No	X	(1—	I + D	)	+	I + D	]
				Nn			M			M
Where:
CPa = the adjusted Conversion Price;

CP  = the Conversion Price in effect immediately prior to the Adjustment Date (subject to §
10(h));
Nn  = the sum of (i) No (as defined below) and (ii) the maximum number of Ordinary Shares as may be issued pursuant to such share capital increase (determined on the basis of the number of issued Ordinary Shares before the share capital increase in respect of which such direct or indirect subscription right has been granted);
No  = the number of issued Ordinary Shares on the Record Date of the share capital increase;
I  = the subscription price of the new Ordinary Shares (translated (if necessary) into US dollars at the Relevant FX Rate on the Ex-Date) as determined by the Calculation Agent;
D = the dividend disadvantage (not discounted) (converted (if necessary) into US dollars at the
Relevant FX Rate on the Ex-Date as determined by the Calculation Agent), if any, of the new Ordinary Shares compared to the existing Ordinary Shares on the Record Date of the share capital increase, as determined by the Calculation Agent; and
M  = the Average Market Price.
There will be no adjustment of the Conversion Price if CPa would, by applying the above formula, be greater than CP.
(c)Issue of Other Securities with Subscription Rights. If, prior to the relevant Settlement Date, the
Issuer grants to its Shareholders direct or indirect subscription rights in relation to
(i)any Ordinary Shares held in treasury (other than constituting a Scrip Dividend);
(ii)any securities with subscription, option or conversion rights or conversion obligations in relation to Ordinary Shares (but excluding the granting of subscription rights in the course of share capital increases in accordance with § 10(b)); or
(iii)any other debt securities, participation rights or other securities of the Issuer
(the securities listed in (i) through (iii) together, the "Other Securities"), the Conversion
Price will be adjusted in accordance with the following formula:

CPa =	C P	X	M—F
M
Where:
CPa = the adjusted Conversion Price;
CP = the Conversion Price in effect immediately prior to the Adjustment Date (subject to §
10(h));
M= the Average Market Price; and
F= the Fair Market Value of the direct or indirect rights to subscribe for such Other Securities to which a Shareholder is entitled per Ordinary Share on the Ex-Date of such grant, provided that an adjustment will only be made if F > 0.
(d)Distributions. If, prior to the relevant Settlement Date, the Issuer distributes, allots or grants to its Shareholders:
(i)any assets (not falling under clauses (ii), (iii) or (iv) below) including any dividend in kind but excluding any Cash Dividend and excluding any Spin-off Shares; or
(ii)any Cash Dividend; or
(iii)any debt securities, warrants or conversion rights (with the exclusion of the rights mentioned above in § 10(c)); or
(iv)any put options in the case of a repurchase of Ordinary Shares, the Conversion Price will be adjusted in accordance with the following formula:

CPa =	C P	X	M—F
M
Where:

CPa =  the adjusted Conversion Price;
CP = the Conversion Price in effect immediately prior to the Adjustment Date (subject to §
10(h));
M  = the Average Market Price;
F  =  the Fair Market Value of such assets, Cash Dividend, debt securities, warrants, conversion rights or put options distributed, allotted or granted per Ordinary Share to which a
Shareholder is entitled on the Ex-Date of such distribution, allotment or grant, provided that an adjustment will only be made if F > 0.
Several adjustments in accordance with § 10(d) will be made and calculated independently and separately of each other, even if the relevant resolutions and/or distributions are made on the same day.
(e)Merger or Split-up. If a merger or a split-up of the Issuer as transferor entity occurs prior to the relevant Settlement Date, each Bondholder will be entitled to receive equivalent rights in the transferee entity or entities.
(f)Demerger. If a demerger of the entire business or a part thereof of the Issuer or one or more of its Subsidiaries occurs prior to the relevant Settlement Date, the Conversion Price will be adjusted in accordance with the following formula:

CPa =	C P	X	M—F
M
Where:
CPa = the adjusted Conversion Price;
CP = the Conversion Price in effect immediately prior to the Adjustment Date (subject to §
10(h));
M= the Average Market Price; and
F= the Fair Market Value of the number of Spin-off Shares to which a Shareholder is entitled per Ordinary Share, on the Ex-Date of the demerger, provided that an adjustment will only be made if F > 0.
(g)If a merger of the Issuer as the acquiring entity, or a hive down of one asset or several assets by the Issuer, or an analogous event occurs prior to the relevant Settlement Date, the Conversion
Price will remain unchanged.
(h)If adjustments of the Conversion Price are required under more than one of § 10(a), (b), (c), (d),
(e) and/or (f), or if the calculation of an adjustment under one of these provisions is based on market values which are required to be adjusted under another of these provisions beforehand, then such adjustment will be made:
(x)in the case of adjustments with the same Record Date, by applying, first § 10(a)(ii), second
§ 10(d), third § 10(a)(i), fourth § 10(b), fifth § 10(c), sixth § 10(e) and finally § 10(f), but only to the extent each such provision is applicable in accordance with its terms; and
(y)in all other cases, by applying the relevant clauses in the sequence in which their
Adjustment Dates occur.
If in any of the cases referred to in this § 10(h), the calculation of an adjustment under one of the clauses above is made subsequent to the application of any of the other clauses, and if the calculation of the second or any subsequent adjustment refers to the
Average Market Price or the Share Price in a period prior to the Ex-Date for a measure requiring adjustment in accordance with the clause which is to be applied first, the
Average Market Price or the Share Price for those periods, for purposes of the calculation of the subsequent adjustments, will be multiplied by the factor used for the multiplication of the preceding adjustment. To the extent that a Fair Market Value is to be calculated in consideration of the value of the Ordinary Share during such period, the Calculation Agent or an Independent Expert, as the case may be, will calculate the relevant Fair Market
Value, where applicable, on the basis of the value of the Ordinary Share so adjusted.

(i)If
(x)the Issuer determines, or
(y)the Principal Paying Agent has received notices from Bondholders holding Bonds in an aggregate principal amount of at least 10 per cent. of the aggregate principal amount of all
Bonds then outstanding in which the Bondholders determine
that another adjustment for dilution should be made as a result of one or more events or circumstances not referred to above in § 10(a) to (h) (except for events or circumstances that are specifically excluded from the operation of § 10(a) to (h)), the Issuer will, at its own expense and in consultation with the Calculation Agent, request an Independent
Expert to determine as soon as practicable what further adjustment (if any) is fair and reasonable to take account thereof and the Adjustment Date. The Independent Expert will determine such adjustment (if any) which will take effect in accordance with such determination on the Adjustment Date.
No adjustments will be made in relation to the issuance of shares (including Ordinary
Shares), stock options or convertible participation rights and/or stock ownership programs and/or similar programs for any members of the management board (bestuur) (or, in the case of affiliates, their corporate bodies or boards) and/or employees of the Issuer and/or any of its affiliates.
No adjustments shall furthermore be made in relation to the issue of Ordinary Shares or
Other Securities for which the subscription right of the Shareholders has been indirectly or directly excluded.
(j)Adjustments in accordance with this § 10 will become effective as of the beginning of the
Adjustment Date.
"Adjustment Date" means:
(i)in the case of an adjustment in accordance with § 10(a), the date on which the relevant event triggering the adjustment becomes effective, as determined by the Calculation
Agent;
(ii)in the case of an adjustment in accordance with § 10(b), § 10(c), § 10(d) or § 10(f), the relevant Ex-Date or, if later, the first date on which such adjustment is capable of being determined;
(iii)in the case of an adjustment in accordance with § 10(e), the date on which the merger or the split-up of the Issuer becomes effective; or
(iv)in the case of an adjustment in accordance with § 10(i), the date on which such adjustment becomes effective, as determined by the Independent Expert.
In the case of any Bond in respect of which the Conversion Right has been exercised no adjustments in accordance with this § 10 will be made if:
(i)the Adjustment Date falls on or after the relevant Settlement Date; or
(ii)the Record Date of the relevant event triggering an adjustment to the Conversion Price in accordance with § 10 falls on or after the relevant Settlement Date.
(k)Adjustments in accordance with this § 10 or § 11(c)(i) will be calculated by the Calculation Agent
(unless otherwise specified), subject to § 13(c). The Conversion Price determined in accordance with this § 10 or § 11(c)(i), if not an integral multiple of US$ 0.0001, will be rounded down to the nearest whole multiple of US$ 0.0001, and any subsequent adjustment to the Conversion Price shall be made on the basis of such Conversion Price so rounded.
(l)Notwithstanding anything to the contrary in these Terms and Conditions, the Conversion Price applicable in respect of any exercise of Conversion Rights shall never be lower than the nominal amount per Ordinary Share prevailing on the relevant Conversion Date. If the
Conversion Price in effect on such date is lower than such nominal amount per Ordinary Share, the Conversion Price applicable to such exercise shall instead be such nominal amount per
Ordinary Share, and the Issuer will not be obliged to compensate the Bondholders by a cash payment or in any other way.
(m)In these Terms and Conditions, the following terms will have the following meanings:

"Average Market Price" means the arithmetic average of the daily Share Prices on the three consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Ex-Date, as calculated by the Calculation Agent.
"Cash Dividend" means any cash dividend or other cash distribution paid by the Issuer per Ordinary Share prior to deduction of any withholding tax.
If the Issuer grants to its Shareholders an option to receive any Cash Dividend distributed in the form of Ordinary Shares or other securities, rights or assets in lieu of the cash amount thereof (the cash dividend subject to such option, a "Scrip Dividend"), then such
Scrip Dividend shall be deemed to be a Cash Dividend in an amount determined in accordance with clause (ii) of the definition of the term "Fair Market Value".
"Ex-Date" means the first Trading Day on which the Ordinary Share is traded "ex dividend" or "ex subscription right" or "ex" any other distribution, allotment or grant of securities, rights or other assets.
"Fair Market Value" of a dividend, a subscription right or any other distribution, allotment or grant of securities (including Spin-off Shares), rights or other assets, on any FMV Date, means,
(i)if the Issuer pays to its Shareholders a Cash Dividend (other than a Scrip Dividend) or distributes any other cash amount, the amount of such Cash Dividend or the amount of such other distribution in cash per Ordinary Share prior to deduction of any withholding tax on such FMV Date, as determined by the Calculation Agent;
(ii)in the case of a Scrip Dividend, the greater, as determined by the Calculation Agent, of the following amounts:
(A)the cash amount thereof on such FMV Date; and
(B)the value of the Ordinary Shares or other securities, rights or assets offered by the
Issuer as an alternative to such cash amount. Such value will be equal to,
(I)in the case of Ordinary Shares,
(1)the fair market value of such Ordinary Shares on such FMV Date as calculated pursuant to the formula in clause (iii) below, or
(2)if the Scrip Determination Date falls on or after the Ex-Date of the
Scrip Dividend, the product of the number of Ordinary Shares distributed per existing Ordinary Share and the arithmetic average of the daily Share Prices on the three consecutive Trading Days ending on and including the Trading Day immediately preceding the Scrip
Determination Date (provided that if the Ordinary Share is quoted
"cum" such Scrip Dividend on one or more of such Trading Days, the relevant daily Share Price on each such Trading Day shall be reduced by an amount equal to the fair market value of such Scrip Dividend on the Ex-Date of such Scrip Dividend), and
(II)in the case of other securities, rights or other assets, the fair market value of such other securities, rights or other assets, as determined pursuant to clause
(iv) or, as the case may be, clause (v) below, on the later of the following days: (1) the Ex-Date of the Scrip Dividend and (2) the Scrip Determination
Date, all as determined by the Calculation Agent;
(iii)in the case of Ordinary Shares (for the purposes of § 10(d)(i) or clause (ii)(B)(I)(1) above), the amount calculated by the Calculation Agent in accordance with the following formula:

F =	M x N
(1 + N)
Where:
F= the Fair Market Value on such FMV Date;
M= the Average Market Price; and
N= the number of Ordinary Shares distributed per existing Ordinary Share;

(iv)in the case of any other distribution, allotment or grant of other securities (including Spin-
off Shares), rights or other assets which are publicly traded on a Relevant Market of adequate liquidity (as determined by the Calculation Agent), the number of such other securities, rights or other assets distributed, allotted or granted per Ordinary Share multiplied by the arithmetic average of the daily Security Prices of such security, right or other asset on the five Trading Days (or such shorter period as such securities, rights or other assets are publicly traded) beginning on such FMV Date (or, if later, the Adjusted
FMV Date), as calculated by the Calculation Agent; or
(v)in the case of any other distribution, allotment or grant of other securities (including Spin-
off Shares), rights or other assets which are not publicly traded on a stock exchange or securities market of adequate liquidity, the fair market value on such FMV Date of such other securities, rights or other assets distributed, allotted or granted per Ordinary Share as determined by an Independent Expert, in each case translated (if necessary) into US dollars at the Relevant FX Rate on the relevant FMV Date (or the relevant Adjusted FMV
Date, if applicable).
Where:
"Adjusted FMV Date" means the first such Trading Day on which the relevant securities, rights or other assets are publicly traded.
"FMV Date" means any date for which the Fair Market Value of any security, right or other asset is to be determined.
"Scrip Determination Date" means, in respect of a Scrip Dividend, the later of the following days: (i) the last date on which a Shareholder can make such election as is referred to in the definition of "Scrip Dividend", and (ii) the date on which the number of Ordinary Shares or other securities, rights or assets granted per existing
Ordinary Share is determined.
"Record Date" means the relevant time for the determination of the entitlement of the
Shareholders to receive securities, rights, subscription rights, option or conversion rights, a dividend, a distribution or Spin-off Shares or other entitlement (or any other equivalent time in respect of the relevant circumstances as determined by the Calculation Agent
(provided that the Calculation Agent determines, in its sole discretion, that it is capable, acting in such Calculation Agent capacity, of performing such determination) or an
Independent Expert).
"Security Price" on any Trading Day means
(i)the volume-weighted average price of the relevant security, right or other asset on the
Relevant Market on the relevant Trading Day
(A)appearing on the Bloomberg screen page HP (setting "Weighted Average Line") for such security, right or other asset in respect of the Relevant Market and the relevant Trading Day on the Bloomberg information system (or any successor screen page or setting), or
(B)if no such volume-weighted average price of the security, right or other asset is available as aforesaid from the Bloomberg information system, the volume-weighted average price of such security, right or other asset during the primary trading session on the Relevant Market on the relevant Trading Day as derived from the
Relevant Market (or other appropriate source as determined by an Independent
Expert), or
(ii)if no such volume-weighted average price of the security, right or other asset is available, the official closing price of the security, right or other asset as reported for the primary trading session on the Relevant Market on the relevant Trading Day, or
(iii)if no such official closing price of the security, right or other asset is reported on the
Relevant Market on the relevant Trading Day, the last reported official quotation of the security, right or other asset on the Relevant Market, during the primary trading session on the relevant Trading Day, or

(iv)if no such quotations or prices are available, an Independent Expert will determine the
Security Price on the basis of such quotations or other information as such Independent
Expert considers appropriate; any such determination will be conclusive. Any reference in these Terms and Conditions to the Security Price will include, if the determination of the
Security Price is discontinued, a reference to a quotation which replaces the Security
Price (x) by operation of law or (y) on the basis of generally accepted market practice, in each case translated (if necessary) into US dollars at the Relevant FX Rate on such
Trading Day.
"Spin-off Shares" means the shares in the acquiring entity (or acquiring entities) which a shareholder of the Issuer is entitled to receive in the course of the demerger.
(n)The Issuer will give notice in accordance with § 14 of an adjustment to the Conversion Price pursuant to this § 10 or § 11(c)(i) and/or any other adjustment to the terms of the Conversion
Right as soon as practicable.
(o)In making any calculation or determination of a Share Price, a Security Price, a Fair Market
Value or an Average Market Price, adjustments (if any) shall be made as the Calculation Agent
(provided that the Calculation Agent determines, in its sole discretion, that it is capable, acting in such Calculation Agent capacity, of performing such adjustment) or as an Independent Expert considers necessary and appropriate to reflect any issue of Ordinary Shares as a result of a share capital increase from the conversion of the capital reserve or retained earnings (§
10(a)(i)), any share split/reverse share split of the Ordinary Shares or combining of Ordinary
Shares (§ 10(a)(ii)), any issue of Ordinary Shares as a result of a share capital increase with subscription rights (§ 10(b)), any issue of Other Securities with subscription rights (§ 10(c)) or any similar event, or to take account (to the extent as such Independent Expert considers necessary and appropriate) of any distribution or other entitlement in respect of which the
Ordinary Share is quoted "cum" or "ex" on the relevant day or during part or all of the relevant period.
§ 11Acquisition of Control, Take-over Bid
(a)Acquisition of Control.
(i)If an Acquisition of Control occurs (whether or not in the context of a Take-over Bid), the
Issuer will, as soon as practicable after becoming aware thereof, fix the Control Record
Date and give notice in accordance with § 14 of the Acquisition of Control, the Control
Record Date and the adjusted Conversion Price determined in accordance with § 11(c)(i).
(ii)If, during the Conversion Period, an Acquisition of Control occurs and a Bondholder validly exercises the Conversion Right in respect of any Bond during the relevant
Acquisition of Control Conversion Period such that the Conversion Date falls on or prior to the last day of the Acquisition of Control Conversion Period, then the Conversion Price for purposes of § 8 will be the Conversion Price adjusted in accordance with § 11(c)(i).
"Acquisition of Control Conversion Period" in relation to any relevant Acquisition of Control means the period from and including the date on which the Issuer gives notice in accordance with § 11(a)(i) of such Acquisition of Control to and including the earlier of (A) 4:00 pm (Frankfurt time) on the Control Record Date and (B) the end of the Conversion Period.
The Conversion Right in accordance with this § 11(a)(ii) in conjunction with § 8(a)
may not be exercised by a Bondholder if such Bondholder has terminated its Bonds in accordance with § 5(d), § 5(e), § 11(a)(iii) or § 12 or has submitted a Conditional
Conversion Notice in accordance with § 11(b)(ii)(A).
(iii)If the Issuer gives notice in accordance with § 11(a)(i) of the Acquisition of Control, each
Bondholder may, at its option, during the period from and including the date on which such notice is given and ending at 4:00 p.m. (Frankfurt time) on the date falling 10
Business Days prior to the Control Record Date, declare all or some only of its Bonds not previously converted or redeemed due by giving notice in accordance with § 11(a)(iv)
which notice will take effect on the Control Record Date.
(iv)The relevant Bondholder must give the notice by delivering it in text form via its Custodian to the Principal Paying Agent in accordance with the rules and procedures of the Clearing

System. The notice is irrevocable. The relevant Bondholder must provide evidence by means of a certificate from its Custodian or in any other appropriate manner that they are the holder of the respective Bond(s) at the time of giving the notice and deliver to the
Principal Paying Agent the Bond(s) for which the put right is being exercised.
If a Bondholder gives notice in accordance with this § 11(a)(iv), the Issuer must redeem the Bond(s) for which the put right is being exercised at their Principal
Amount plus any accrued interest on the Control Record Date.
(b)Take-over Bid.
(i)If, during the Conversion Period, any Bidder publishes a Take-over Bid in accordance with § 14(2) WpÜG, the Issuer will give notice in accordance with § 14 of the Take-over Bid and of the prospective Acceptance Record Date as soon as practicable after becoming aware of the publication.
(ii)Conditional Conversion Notice
(A)If (I) the Issuer gives notice in accordance with § 11(b)(i) of a Take-over Bid and if
(II) the Acceptance Record Date falls on or prior to the last day of the Conversion
Period, each Bondholder has the conditional right to convert each Bond in whole, but not in part, at the Conversion Price adjusted in accordance with § 11(c)(i) by delivering, at its own expense, a Conversion Notice that is conditional on the occurrence of an Acceptance Event and designated as conditional (the
"Conditional Conversion Notice") using the then valid form of Conditional
Conversion Notice obtainable from the Principal Conversion Agent. § 8(b)(i) shall apply mutatis mutandis to the Conditional Conversion Notice, subject to the following: the Conditional Conversion Notice must be received by the Principal
Conversion Agent during the Conditional Conversion Notice Period, and it is irrevocable even if the acceptance period pursuant to § 16(1) WpÜG is extended after the submission of the Conditional Conversion Notice or if an Acquisition of
Control occurs prior to the Settlement Date. Where any such Conditional
Conversion Notice is validly submitted on a day which falls in more than one
Conditional Conversion Notice Periods, such notice shall specify in respect of which Take-over Bid the Conditional Conversion Notice applies.
(B)In addition, the Bondholder is required to deliver to the Principal Conversion Agent the Bonds to be converted in accordance with § 8(b)(ii) during the Conditional
Conversion Notice Period. § 8(b)(ii) will apply mutatis mutandis to the delivery of
Bonds in respect of a Conditional Conversion Notice.
(iii)If, on or prior to the last day of the Conversion Period, an Acceptance Event occurs and the requirements specified in § 11(b)(ii)(A) and (B) for the exercise of the conditional
Conversion Right are fulfilled, then the following applies:
(A)Any Conditional Conversion Notice becomes unconditional (and the Conversion
Right in respect of the relevant Bonds shall be deemed to have been exercised pursuant to § 11(b)(ii) and (iii)) on the day on which the Acceptance Event occurs, regardless of whether that day is a Business Day.
(B)The Issuer will give notice in accordance with § 14 of this fact, the adjusted
Conversion Price determined in accordance with § 11(c)(i) and the Acceptance
Record Date as soon as practicable after the publication by the Bidder of the announcement triggering the occurrence of the Acceptance Event.
(C)The relevant Conversion Date will be determined in accordance with § 8(b)(iv)(C).
(D)The number of Settlement Shares determined in accordance with § 11(d) and §
8(d)(i) must be transferred to the securities account of the converting Bondholder or its nominee specified in the Conditional Conversion Notice as soon as practicable after the occurrence of the Acceptance Event and no later than on the relevant
Scheduled Settlement Date.
(iv)If it is certain that no Acceptance Event will occur, or if the Acceptance Event occurs after the last day of the Conversion Period, the Conditional Conversion Notice expires.

(v)If, during the Conditional Conversion Notice Period, a Bondholder delivers a Conversion
Notice that is not designated as a Conditional Conversion Notice, such notice will be treated as a normal Conversion Notice in accordance with § 8(a) or in accordance with §
8(a) in conjunction with § 11(a)(ii), if applicable, and § 11(b)(ii) and (iii) will not apply to such Conversion Notice.
If a Bondholder delivers to the Principal Conversion Agent the Conditional
Conversion Notice and/or the Bonds to be converted after the end of the
Conditional Conversion Notice Period, such notice likewise will be treated as a
Conversion Notice in accordance with § 8(a) or in accordance with § 8(a) in conjunction with § 11(a)(ii), if applicable, and § 11(b)(ii) and (iii) will not apply to such
Conversion Notice.
(vi)The conditional Conversion Right in accordance with this § 11(b) may not be exercised by a Bondholder if such Bondholder has terminated its Bonds in accordance with § 5(d),
§ 5(e), § 11(a)(iii) or § 12 or has submitted a Conversion Notice in accordance with §
8(a) or in accordance with § 11(a)(ii) in conjunction with § 8(a), if applicable.
(c)Adjustment of the Conversion Price.
(i)If
(A)upon the occurrence of an Acquisition of Control, a Bondholder exercises its
Conversion Right in accordance with § 8(a) in conjunction with § 11(a)(ii) such that the Conversion Date falls on or prior to the last day of the Acquisition of Control
Conversion Period; or
(B)a Bondholder has validly submitted a Conditional Conversion Notice which has become unconditional in accordance with § 11(b)(iii)(A),
then the Conversion Price in respect of any such exercise of the Conversion Right
(or the conditional Conversion Right, as the case may be) shall be adjusted as follows:

CPa =	CP
	1 + Pr	X	c
t
Where:
CPa = the adjusted Conversion
Price;
CP = the Conversion Price on the day immediately preceding the day on which the Acquisition of Control or the Acceptance Event, as applicable, occurs, subject to § 11(c)(iii);
Pr  = the initial conversion premium of [●] per cent.;
c = the number of days from and including the date on which the Acquisition of Control or the
Acceptance Event, as applicable, occurs to but excluding the Maturity Date, subject to
§ 11(c)(iii); and
t  = the number of days from and including the date of issue of the Bonds to but excluding the
Maturity Date.
The Conversion Price so adjusted in respect of the relevant exercise of the Conversion Right (or the conditional Conversion Right, as the case may be) shall remain subject to adjustment in accordance with § 10 (but not any repeated adjustment in accordance with this §11(c)(i)).
(ii)Adjustment in accordance with clause (i) becoming effective
In the case of an Acquisition of Control and any conversion in accordance with § 11(b)(ii) and (iii), the adjustment to the Conversion Price in accordance with this § 11(c) will become effective on the date on which the Acquisition of
Control occurs.

In the case of a Take-over Bid, the adjustment to the Conversion Price in accordance with this § 11(c) will become effective the date on which the
Acceptance Event occurs.
(iii)Exclusion of multiple adjustments
In the case of a Take-over Bid, in  which an Acceptance Event as well as an
Acquisition of Control occurs, the Conversion Price shall be adjusted in accordance with § 11(c)(i) only once.
In no event shall the Conversion Price be adjusted more than once in accordance with § 11(c)(i) during any period starting with the notice by the Issuer of an
Acquisition of Control or a Take-over Bid and ending on the Control Record Date (in case of an Acquisition of Control) or the day of the settlement of the Take-over Bid
(in case of a Take-over Bid).
(iv)§ 10(k), (l) and (n) apply mutatis mutandis.
(d)Net Share Settlement following an Acceptance Event.
(i)The Issuer, upon any valid exercise of the Conversion Rights in accordance with § 11(b), will, in respect of the Principal Amount per Bond,
(A)convert a portion of the Principal Amount as is equal to the number of Acceptance
Event Net Shares multiplied with the Conversion Price adjusted in accordance with §
11(c) into such number of Settlement Shares as is equal to the number of
Acceptance Event Net Shares, and issue and/or deliver the number of Settlement
Shares in accordance with § 8(d)(i) applied mutatis mutandis as soon as practicable after the occurrence of the Acceptance Event and no later than on the relevant Scheduled Settlement Date (subject to § 9(c)); and
(B)pay to the relevant Bondholder the Acceptance Event Cash Conversion Amount by
transfer to the cash account specified in the relevant Conditional Conversion Notice as soon as practicable after the occurrence of the Acceptance Event and on the relevant Scheduled Settlement Date.
(ii)On or prior to the Conversion Date the Calculation Agent will determine the Acceptance
Event Cash Conversion Amount in accordance with this § 11(e)(ii).
"Acceptance Event Cash Conversion Amount" means the lower of the following amounts:
(A)the Principal Amount; and
(B)the Acceptance Event Conversion Value,
all determined by the Calculation Agent.
"Acceptance Event Conversion Value" or "AECV" means the amount (rounded to the nearest US$ 0.01, with US$ 0.005 being rounded upwards) determined by the
Calculation Agent in accordance with the following formula:
𝐴𝐸𝐶𝑉 = 𝐴𝐸𝐶𝑅 × 𝑂𝑃
Where:
"AECR" or "Acceptance Event Conversion Ratio" per Bond is equal to the
Principal Amount divided by the Conversion Price adjusted in accordance with §
11(c); and
"OP" means the Offer Price, translated (if necessary) into US dollars at the Relevant
FX Rate on the Acceptance Record Date.
(iii)On or prior to the Conversion Date the Calculation Agent will determine the Acceptance
Event Net Shares in accordance with this § 11(d)(iii).
"Acceptance Event Net Shares" means,
(A)if the Acceptance Event Conversion Value is equal to or lower than the Principal
Amount, zero; and

(B)if the Acceptance Event Conversion Value exceeds the Principal Amount, the number of Settlement Shares determined by the Calculation Agent in accordance with the following formula (rounded to the nearest whole multiple of 0.00001, with
0.000005 rounded upwards):

B
OP
Where:
"B" means (x) the Acceptance Event Conversion Value minus (y) the Principal Amount;
and
"OP" has the meaning set out in clause (ii) above.
(e)Definitions. In these Terms and Conditions, the following terms will have the following meanings:
An "Acceptance Event" occurs when upon a Take-over Bid (i) after the expiry of the
Initial Acceptance Period, the Bidder has published an announcement pursuant to § 23(1)
sentence 1 No. 2 WpÜG according to which the Take-over Bid has been accepted for a number of Ordinary Shares which (together with Ordinary Shares already held by or attributable to the Bidder pursuant to the provisions of § 30 WpÜG) corresponds at least to such number of Ordinary Shares as are necessary to provide Control, and (ii) the
Bidder has published an announcement according to which all offer conditions (including any minimum acceptance thresholds) have been satisfied at the latest upon expiry of the
Initial Acceptance Period, except for (x) such offer conditions that have been validly waived and (y) such offer conditions the satisfaction of which may remain pending upon the expiration of the Initial Acceptance Period (such as conditions in relation to regulatory approvals, in particular merger control approvals, or the completion of capital measures of the Bidder in order to secure the offer consideration); provided, however, that an
Acceptance Event cannot occur anymore if any offer condition cannot be fulfilled (already before or at the same time) any longer and the offer has, thus, failed.
"Acceptance Record Date" means the last day of the Initial Acceptance
Period. An
"Acquisition of Control" will be deemed to have occurred:
(i)if after the date of issue of the Bonds any Person or Persons ("Relevant Person(s)") and/
or any Person or Persons acting on behalf of any such Relevant Person(s), (irrespective of whether the management board or the supervisory board of the Issuer has given its consent thereto) acquire(s) Control of the Issuer (unless the acquirer is a credit institution, financial service provider or agent that acquires the relevant Ordinary Shares only temporarily in a transitory function in connection with the implementation of a capital measure or corporate action); or
(ii)in the event of a Mandatory Offer for Ordinary Shares of the Issuer a situation arises in which (x) Ordinary Shares of the Issuer already in the direct or indirect, legal and/or beneficial, ownership (within the meaning of the Dutch Act on Financial Supervision) of the Bidder and (y) Shares in the Issuer in relation to which the Mandatory Offer has already been accepted, carry in aggregate 50 per cent. or more of the voting rights in the
Issuer.
"Bidder" is the Person making the Take-over Bid or the Mandatory Offer.
"Conditional Conversion Notice Period" means the period from and including the day on which the Issuer gives notice in accordance with § 11(b)(i) to and including the earlier of (x) 4:00 pm (Frankfurt time) on the Acceptance Record Date and (y) the end of the Conversion Period.
"Control" means direct or indirect ownership of Ordinary Shares, alone or acting in concert with other parties (within the meaning of article 5:70 of the Dutch Act on Financial
Supervision), carrying an aggregate 50 per cent. or more of the voting rights in the Issuer.
"Control Record Date" means the Business Day fixed by the Issuer in accordance with § 11(a)(i) which will be not less than 40 and no more than 60 days after the date on which the notice of the Acquisition of Control is published in accordance with § 14.

"Initial Acceptance Period" means the acceptance period pursuant to § 16(1) WpÜG
(taking into account extensions of this period, if any, pursuant to, or in accordance with, applicable laws and regulations), but not the additional acceptance period pursuant to §
16(2) WpÜG.
"Mandatory Offer" means any mandatory offer for Ordinary Shares, pursuant to article
5:70 of the Dutch Act on Financial Supervision or – in case the Issuer is not or no longer subject to the Dutch Act on Financial Supervision but to the comparable takeover regulation of another jurisdiction – according to this comparable takeover regulation, which is addressed to the Shareholders by any Person other than the Issuer.
"Offer Price" means the consideration offered by the Bidder, including subsequent increases of the consideration to the extent that the Bidder publishes such increases no later than the date on which the Acceptance Event occurs, provided that:
(i)if the consideration comprises solely cash which is expressed by the Bidder in the relevant offer document as a single fixed amount in a single currency, the Offer Price shall be deemed to be such fixed cash amount in the currency in which it is so expressed by the
Bidder (whether or not such cash amount may be subsequently paid to certain holders of the Ordinary Shares in another currency based on the exchange rate prevailing at or around the date of payment of such cash amount); and
(ii)in any other case, including without limitation if the consideration is a fixed cash amount expressed in more than one currency, if the consideration comprises shares, or if there is more than a single type of consideration, the Offer Price shall be the amount of any such consideration as at 4:00 pm (Frankfurt time) on the Acceptance Record Date, as determined by an Independent Expert.
"Take-over Bid" means any voluntary take-over bid for the acquisition of Ordinary Shares of the Issuer, subject to the Dutch Act on Financial Supervision or – in case the Issuer is not or no longer subject to the Dutch Act on Financial Supervision but to the comparable takeover regulation of another jurisdiction – according to this comparable takeover regulation, which is addressed to the Shareholders by any Person other than the Issuer.

§ 12  Termination Rights of the Bondholders
(a)Each Bondholder will be entitled to declare all or some only of its Bonds due and demand immediate redemption of such Bonds at the Principal Amount plus any accrued interest if any of the following events (each an "Event of Default") occurs:
(i)the Issuer fails to pay principal or any other amount in respect of the Bonds within three
Business Days from the relevant due date;
(ii)the Issuer fails to duly perform any other obligation arising from the Bonds and such default, except where such default is incapable of remedy, continues unremedied for more than 60 calendar days after the Issuer (through the Principal Paying Agent) has received notice thereof from a Bondholder;
(iii)
(A)any Capital Markets Indebtedness of the Issuer or any Material Subsidiary is
declared to be due and payable prior to its stated maturity as a result of any default
(however described) and the aggregate amount of all Capital Markets
Indebtedness referred to herein reaches or exceeds US$ 50,000,000 (or its equivalent in any other currency or currencies); or
(B)any Capital Markets Indebtedness of the Issuer or any Material Subsidiary is not
paid when due and payable after expiration of any applicable grace period and the aggregate amount of all Capital Markets Indebtedness referred to herein reaches or exceeds US$ 50,000,000 (or its equivalent in any other currency or currencies).
(iv)the Issuer or any Material Subsidiary suspends its payments in their entirety or announces its inability to meet its financial obligations;
(v)a competent court opens insolvency proceedings against the Issuer or any Material
Subsidiary which is not dismissed or stayed within 60 days after the commencement thereof, or the Issuer or any Material Subsidiary institutes such a proceeding;
(vi)the Issuer ceases all or substantially all of its business operations or sells or otherwise transfers all or substantially all of its assets to third parties (except for any Subsidiary); or
(vii)the Issuer is wound up, unless this is effected in connection with a merger or another form of amalgamation with another company or in connection with a restructuring, and the other or the new company assumes all obligations of the Issuer arising under the Bonds.
The right to declare Bonds due will terminate if the situation giving rise to it has been cured before such right is exercised.
(b)Any notice declaring Bonds due in accordance with § 12(a) will be made by means of a declaration in text form in the German or English language to the Principal Paying Agent in accordance with the rules and procedures of the Clearing System. Evidence that such
Bondholder at the time of such notice is a holder of the relevant Bonds shall be attached to the declaration. Such evidence can be provided by means of a certificate of the Custodian or in any other appropriate manner.
(c)In the event specified in § 12(a)(ii) or § 12(a)(iii), any notice declaring Bonds due shall, unless at the time such notice is received any of the Events of Default specified in § 12(a)(i) or § 12(a)(iv)-
(vii) has occurred, become effective only when the Principal Paying Agent has received such default notices from the Bondholders representing at least 25 per cent. of the aggregate principal amount of the Bonds then outstanding.
(d)Termination notices received by the Principal Paying Agent after 4:00 p.m. (Frankfurt time) only become effective on the immediately succeeding Business Day.
§ 13  Paying Agents, Conversion Agents and Calculation Agent
(a)Deutsche Bank AG will be the principal paying agent (the "Principal Paying Agent", and together with any additional paying agent appointed by the Issuer in accordance with § 13(b), the "Paying Agents"). Deutsche Bank AG will be the principal conversion agent (the
"Principal Conversion Agent", and together with any additional conversion agent appointed by the Issuer in accordance with

§ 13(b), the "Conversion Agents").
The address of the specified offices of the Principal Paying Agent and the Principal
Conversion Agent is:
Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am
Main, Federal Republic of Germany, Attention: Trust & Securities Services
Conv-Ex Advisors Limited, 80 Coleman Street, London EC2R 5BJ, United Kingdom, will be the calculation agent (the "Calculation Agent" and together with the Paying Agents and the Conversion Agents, the "Agents").
In no event will the specified office of any Agent be within the United States.
(b)The Issuer will procure that there will be a Principal Paying Agent, a Principal Conversion Agent
and a Calculation Agent at all times. The Issuer is entitled to appoint other banks of international standing as Paying Agents or Conversion Agents, or, in the case of the Calculation Agent only, a bank of international standing or a financial adviser with relevant expertise. Furthermore, the
Issuer is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, the
Issuer will appoint another bank of international standing as Paying Agent or Conversion Agent, or, in the case of the Calculation Agent only, a bank of international standing or a financial adviser with relevant expertise. Such appointment or termination will be published as soon as practicable in accordance with § 14, or should this not be possible, be published in another appropriate manner.
(c)All determinations, calculations and adjustments made by any Agent will be made in conjunction with the Issuer and will, in the absence of manifest error, be conclusive in all respects and binding upon the Issuer and all Bondholders.
Each Agent may engage the advice or services of any lawyers or other experts whose advice or services it deems necessary and may rely upon any advice so obtained. No
Agent will incur any liability as against the Issuer or the Bondholders in respect of any action taken, or not taken, or suffered to be taken, or not taken, in accordance with such advice in good faith.
(d)Each Agent acting in such capacity, acts only as agent of, and upon request from, the Issuer.
There is no agency or fiduciary relationship between any Agent and the Bondholders (only in the case of the Principal Conversion Agent except with respect to the execution of the conversion of the Bonds), and no Agent shall incur any liability as against the Bondholders or any other Agent.
(e)If the Issuer appoints an Independent Expert in accordance with these Terms and Conditions, §
13(c) and (d) shall apply mutatis mutandis to the Independent Expert.

§ 14  Notices
(a)The Issuer will, subject to § 17(f), publish all notices concerning the Bonds on its homepage
(www.qiagen.com). Any such notice will be deemed to have been given when so published by the Issuer.
(b)If the Bonds are listed on any stock exchange at the initiative of the Issuer, and the rules of that stock exchange so require, all notices concerning the Bonds will be made in accordance with the rules of the stock exchange on which the Bonds are listed.
(c)In addition, the Issuer will deliver all notices concerning the Bonds to the Clearing System for communication by the Clearing System to the Bondholders.
(d)A notice effected in accordance with § 14(a) to (c) above will be deemed to be effected on the date on which the first such communication is, or is deemed to be, effective.

§ 15Issue of Additional Bonds
The Issuer reserves the right from time to time without the consent of the Bondholders to issue additional Bonds with identical terms (save for, inter alia, the issue date and the interest commencement date), so that the same will be consolidated, form a single issue with and increase the aggregate principal amount of these Bonds. The term "Bonds" will, in the event of such increase, also comprise such additionally issued Bonds.
§ 16  Presentation Period
The period for presentation of the Bonds pursuant to § 801(1) sentence 1 BGB will be 10 years.

§ 17 Amendments to the Terms and Conditions, by resolution of the Bondholders; Joint
Representative
(a)Amendment of the Terms and Conditions. The Issuer may amend the Terms and Conditions with the consent of a majority resolution of the Bondholders pursuant to § 5 et seqq. of the
German Act on Issues of Debt Securities (Gesetz über Schuldverschreibungen aus
Gesamtemissionen), as amended (the "SchVG"). In particular, the Bondholders may consent to amendments which materially change the substance of the Terms and Conditions, including such measures as provided for under § 5 paragraph 3 SchVG by resolutions passed by such majority of the votes of the Bondholders as stated under § 17(b) below. A duly passed majority resolution shall be binding equally upon all Bondholders. There will be no amendment of the
Terms and Conditions without the Issuer's consent.
(b)Majority. Except as provided by the following sentence and provided that the quorum requirements are being met, the Bondholders may pass resolutions by simple majority of the voting rights participating in the vote. Resolutions which materially change the substance of the
Terms and Conditions, in particular in the cases of § 5 paragraph 3 numbers 1 through 9 SchVG or relating to material other matters may only be passed by a majority of at least 75 per cent. of the voting rights participating in the vote (a "Qualified Majority").
(c)Passing of resolutions. The Bondholders can pass resolutions in a meeting
(Gläubigerversammlung) in accordance with § 5 et seqq. SchVG or by means of a vote without a meeting (Abstimmung ohne Versammlung) in accordance with § 18 and § 5 et seqq. SchVG.
(i)Attendance at the meeting and exercise of voting rights is subject to the Bondholders'
registration. The registration must be received at the address stated in the convening notice no later than the third day preceding the meeting. As part of the registration,
Bondholders must provide evidence of their eligibility to participate in the vote by means of a special confirmation of the Custodian in accordance with § 18(d)(i)(A) and (B) hereof in text form and by submission of a blocking instruction by the Custodian stating that the relevant Bonds are not transferable from and including the day such registration has been sent until and including the stated end of the meeting.
(ii)Together with casting their vote, Bondholders must provide evidence of their eligibility to participate in the vote without a meeting by means of a special confirmation of the
Custodian in accordance with § 18(d)(i)(A) and (B) hereof in text form and by submission of a blocking instruction by the Custodian stating that the relevant Bonds are not transferable from and including the day such vote has been cast until and including the day the voting period ends.
(d)Second Meeting. If it is ascertained that no quorum exists for the meeting in accordance with §
17(c)(i) or the vote without a meeting in accordance with § 17(c)(ii), in case of a meeting the chair (Vorsitzender) may convene a second meeting in accordance with § 18(4) sentence 2 and
§ 15 paragraph 3 sentence 2 SchVG or in case of a vote without a meeting the scrutineer
(Abstimmungsleiter) may convene a second meeting within the meaning of § 15 paragraph 3 sentence 3 SchVG. Attendance at the second meeting and exercise of voting rights is subject to the Bondholders' registration. The provisions set out in § 17(c)(i) shall apply mutatis mutandis to
Bondholders' registration for a second meeting.
(e)Bondholders' Representative. The Bondholders may by majority resolution provide for the appointment or dismissal of a bondholders' representative (the "Bondholders'
Representative"), the duties and responsibilities and the powers of such Bondholders'
Representative, the transfer of the rights of the Bondholders to the Bondholders' Representative and a limitation of liability of the Bondholders' Representative. Appointment of a Bondholders'
Representative may only be passed by a Qualified Majority if such Bondholders' Representative is to be authorized to consent, in accordance with § 17(b) hereof, to a material change in the substance of the Terms and Conditions or other material matters.
(f)Publication. Any notices concerning this § 17 shall be made exclusively pursuant to the provisions of the SchVG.

§ 18Final Clauses
(a)The form and content of the Bonds and the rights of the Bondholders and the obligations of the
Issuer, including the choice of forum clause below, will in all respects be governed by the laws of the Federal Republic of Germany.
(b)Place of performance is Frankfurt am Main, Federal Republic of Germany.
(c)To the extent legally permitted, the courts of Frankfurt am Main, Federal Republic of Germany will have jurisdiction for any action or other legal proceedings arising out of or in connection with the Bonds. This is subject to any exclusive court of venue for specific legal proceedings in connection with the SchVG.
(d)Any Bondholder may in any proceedings against the Issuer or to which the Bondholder and the
Issuer are parties protect and enforce in its own name the rights arising under the Bonds on the basis of:
(i)a certificate issued by the Custodian
(A)stating the full name and address of the Bondholder;
(B)specifying the aggregate principal amount of Bonds credited on the date of such statement to such Bondholder's securities accounts maintained with the Custodian;
and
(C)confirming that the Custodian has given a notice to the Clearing System and the
Principal Paying Agent containing the information specified in (A) and (B) and bearing acknowledgements of the Clearing System and the relevant account holder in the Clearing System; as well as
(ii)a copy of the Global Bond, certified as being a true copy by a duly authorized officer of the Clearing System or the Principal Paying Agent.

Schedule 2
Form of Global Bond
THIS GLOBAL BOND AND THE SHARES TO BE DELIVERED UPON THE CONVERSION OF THE
BONDS HAVE NOT AND WILL NOT BE REGISTERED UNDER THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS GLOBAL
BOND NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD WITHIN THE UNITED
STATES OF AMERICA OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS
UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
ACT IS AVAILABLE. THE GLOBAL BOND MAY NOT BE CONVERTED INTO SHARES BY OR ON
BEHALF OF A PERSON LOCATED WITHIN THE UNITED STATES UNLESS REGISTERED
UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS
AVAILABLE.
ISIN: DE000A4EF8U1
Common Code: [●]
German Securities Code (WKN): A4EF8U
QIAGEN N.V.
with corporate seat (statutaire zetel) in Venlo, The Netherlands
(the "Issuer")
GLOBAL BEARER BOND
representing
up to USD 750 million
(in words: seven hundred and fifty million US dollars)
Convertible Bonds due 2032
convertible into ordinary registered shares of QIAGEN N.V.,
divided into bearer bonds in the principal amount of USD 200,000 each and ranking pari passu among themselves.
This global bearer bond (the "Global Bond") represents convertible bonds of the Issuer in the aggregate principal amount of up to USD 750 million, divided into Bonds in the principal amount of
USD 200,000 each (the "Bonds"), and having the provisions specified, in the Terms and Conditions as annexed hereto. Definitive notes representing the Bonds will not be issued. References in this Global
Bond to the "Terms and Conditions" shall be to the Terms and Conditions as annexed hereto. Words and expressions defined or set out in the Terms and Conditions shall have the same meaning when used in this Global Bond.
The Issuer, subject to and in accordance with the Terms and Conditions, agrees to pay to the bearer of this Global Bond for on-payment to the Bondholders any sums payable in respect thereof under the
Terms and Conditions.
The Issuer, subject to and in accordance with the Terms and Conditions, undertakes to deliver to the
Bondholders upon conversion ordinary registered shares of the Issuer.
This Global Bond shall be deposited with Clearstream Banking AG, Frankfurt am Main ("Clearstream
Frankfurt"), and is issued exclusively for the purpose of being held in safe custody by or for the account of Clearstream Frankfurt.

Clearstream Frankfurt is authorised to reduce the principal amount of this Global Bond by the aggregate of the principal amounts of the Bonds in relation to which the conversion has been exercised or which have been redeemed and cancelled. The relevant number of Bonds which are represented by this Global Bond will result from the relevant current electronic data documentation of
Clearstream Frankfurt.
This Global Bond is governed by, and shall be construed in accordance with, the laws of the Federal
Republic of Germany.
This Global Bond will only be valid if it bears the handwritten signatures of two duly authorised representatives of the Issuer and the control signature of a person duly authorised by Deutsche Bank
Aktiengesellschaft.
Venlo, [●] 2025
(Signatures follow on the next page)
1
QIAGEN N.V.
By:By:
_________________________    __________________________________
(Authorised Signatory)(Authorised Signatory)
____________________________________
Authentication Signature
(without liability, warranty or recourse):
___________________________________
(Authorised Signatory)
2
Schedule 3
Form of Pricing Agreement
28 August 2025
QIAGEN N.V.
as Issuer
and
BNP PARIBAS
and
BOFA SECURITIES EUROPE SA
and
GOLDMAN SACHS BANK EUROPE SE
as Joint Global Coordinators and Joint Bookrunners
and
DEUTSCHE BANK AKTIENGESELLSCHAFT
and
JEFFERIES GMBH
and
MOELIS & COMPANY LLC
as Joint Bookrunners
PRICING AGREEMENT
relating to the
QIAGEN N.V.
USD 750 million Convertible Bonds due 2032
ISIN DE000A4EF8U1
convertible into ordinary registered shares of
QIAGEN N.V.
This Pricing Agreement (the "Pricing Agreement") is dated 28 August 2025 and made between:
(4)QIAGEN N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Venlo, The
Netherlands, and having its registered office at Hulsterweg 82, 5912 PL Venlo, The
Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 12036979 (the "Issuer");
(5)BNP PARIBAS, 16, boulevard des Italiens, 75009 Paris, France, BOFA SECURITIES
EUROPE SA, 51 rue La Boétie, 75008 Paris, France, and GOLDMAN SACHS BANK
EUROPE SE, Marienturm, Taunusanlage 9-10, 60329 Frankfurt am Main, Germany (together, the "Joint Global Coordinators"); and
(6)DEUTSCHE BANK AKTIENGESELLSCHAFT, Taunusanlage 12, 60325 Frankfurt am Main,
Germany, JEFFERIES GMBH, Bockenheimer Landstraße 24, 60323 Frankfurt am Main,
Germany, and MOELIS & COMPANY LLC, 399 Park Avenue, New York, NY 10022, United
States (together with the Joint Global Coordinators, the "Joint Bookrunners").
Recital:
3
On 28 August 2025, the Issuer and the Joint Bookrunners entered into a subscription agreement with respect to the issuance of Convertible Bonds due 2032, ISIN DE000A4EF8U1, in an aggregate principal amount of USD 750 million (the "Bonds", which expression where the context so admits shall include the Global Bond (as defined below) to be delivered in respect of the Bonds) (the
"Subscription Agreement") which provides that the final terms and conditions of the Bonds, in particular the aggregate principal amount and the conversion price of the Bonds will be determined in a bookbuilding process and fixed in this Pricing Agreement.
IT IS AGREED as follows:
1Certain Definitions; Subscription Agreement
1.1References to capitalised terms not defined in this Pricing Agreement are to those terms as defined in the Subscription Agreement and in the Terms and Conditions (as defined in the
Subscription Agreement), except where the context requires otherwise.
1.2In case of any conflicts between the provisions contained in (A) this Pricing Agreement, (B)
the Subscription Agreement or (C) any other agreement entered into between the Issuer and the
Joint Bookrunners prior to the date of this Pricing Agreement and relating to the transaction contemplated by this Pricing Agreement, the provisions contained in this Pricing Agreement shall prevail.
2Terms of the Issuance of the Bonds
The terms of the Bonds have been agreed between the parties to this Pricing Agreement as follows:
Maturity Date:4 September 2032
Aggregate Principal Amount of Bonds:USD 750 million Issue
Price:100.00 per cent.
Reference Share Price:The volume weighted average price (VWAP) of the
Shares on the New York Stock Exchange on [●] 2025,
as agreed between the parties and to be published
in a press release on 28 August 2025.
Conversion Premium:[●] per cent.
Initial Conversion Price:A USD amount per Share, representing a premium of [●] per cent. (Conversion Premium) over
the Reference Share Price.
3Miscellaneous
3.1This Pricing Agreement, including the choice of forum clause below, shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany.
3.2Any non-contractual rights and obligations arising out of or in connection with this Pricing
Agreement shall also be governed by the laws of the Federal Republic of Germany.
3.3Place of performance is Frankfurt am Main, Germany.
3.4Any action or other legal proceedings (the "Proceedings") arising out of or in connection with this Pricing Agreement may be brought in the District Court (Landgericht) in Frankfurt am Main,
Germany. Notwithstanding the foregoing, if a third party, not being a party to this Pricing
Agreement, commences proceedings against the Issuer or any Indemnified Person in any court of competent jurisdiction, arising out of or in connection with this Pricing Agreement or the transactions contemplated hereby (the "Third Party Proceedings"), nothing in this Clause
3.4 shall limit respectively (1) the rights of the Issuer to join any of the Joint Bookrunners as a party to such Third Party Proceedings or to otherwise bring proceedings against any of the
Joint Bookrunners in connection with the Third Party Proceedings under this Pricing
Agreement or otherwise in such courts in the jurisdiction in question, or (2) the rights of such
Indemnified Person to join the Issuer as a party to such Third Party Proceedings or to otherwise bring proceedings against the Issuer in connection with the Third Party Proceedings
4
under this Pricing Agreement or otherwise in such courts in the jurisdiction in question, in each case regardless of whether proceedings have been initiated or are ongoing in another jurisdiction. Each of the parties hereto irrevocably waives any objection to any such court as is referred to in the foregoing sentence on grounds of inconvenient forum or otherwise with respect to the relevant proceedings and irrevocably agrees that a judgment or order of any such court in connection with such proceedings shall be conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
3.5Any provision of this Pricing Agreement, including this Clause 3.5, may be amended or supplemented only if the Issuer and the Joint Bookrunners agree in writing.
3.6Should any provision contained in this Pricing Agreement be or become invalid, illegal or unenforceable or incomplete in any jurisdiction, the validity, legality and enforceability of the remaining provisions (or of such provision in any other jurisdiction) will not in any way be affected or impaired thereby with respect to any other party or parties hereto to the fullest extent legally possible. Such invalid, illegal or unenforceable provision shall be replaced by means of supplementary interpretation (ergänzende Vertragsauslegung) by a valid, legal and enforceable provision, which most closely approximates the parties' commercial intention. This shall also apply mutatis mutandis to any unintended gaps (Vertragslücken) in this Pricing
Agreement.
5
Signature Page
to the Pricing Agreement
This Pricing Agreement has been entered into on the date first stated above.
QIAGEN N.V.
____________________________________________________
By:By:
6
BNP PARIBAS
_________________________________              ______________________
By:By:
7
BOFA SECURITIES EUROPE SA
________________________________
By:
8
GOLDMAN SACHS BANK EUROPE SE
___________________________________________________________
By:By:
9
DEUTSCHE BANK AKTIENGESELLSCHAFT
___________________________________________________________
By:By:
10
JEFFERIES GMBH
_______________________________________________________
By:By:
11
MOELIS & COMPANY LLC
_______________________________
By:
13
Schedule 4
List of Documents to be delivered pursuant to Clause 4.2.9 and Clause 4.2.10
1List of Documents to be delivered pursuant to Clause 4.2.9
A copy of each of the following documents relating to the Issuer:
1.1the current Articles certified by authorised signatories of the Issuer;
1.2an electronic extract from the Trade Register of the Chamber of Commerce (Kamer van
Koophandel, afdeling Handelsregister) regarding the Issuer dated the Pricing Date; and
1.3copies of all corporate and other consents, approvals or authorisations, including the managing board resolutions (including a power of attorney) and the supervisory board resolutions (which resolutions include the Authorisation), required by the Issuer in connection with the issuance of the Bonds and the entry into the Contracts and the performance by the Issuer of its obligations under the Bonds and the Contracts, which shall be delivered to the Settlement Lead Manager on behalf of the Joint Bookrunners on or before the Closing Date.
2List of Documents to be delivered pursuant to Clause 4.2.10
2.1Executed legal opinions, in form and substance satisfactory to the Joint Bookrunners, dated the
Closing Date, of:
2.1.1Clifford Chance PmbB, legal advisers to the Joint Bookrunners as to German law;
2.1.2Linklaters LLP, legal advisers to the Issuer as to German law; and
2.1.3De Brauw Blackstone Westbroek N.V., legal advisers to the Issuer as to Dutch law.
2.2An original certificate, dated the Closing Date, signed by two duly authorised officers of the
Issuer, substantially in the form set out in Schedule 6 (the "Closing Certificate").
2.3An electronic extract from the Trade Register of the Chamber of Commerce (Kamer van
Koophandel, afdeling Handelsregister) regarding the Issuer dated the Closing Date.
14
Schedule 5
Selling Restrictions
1General: No action has been or will be taken in any jurisdiction by the Joint Bookrunners that would to the best of their knowledge permit a public offer of the Bonds, or possession or distribution of any offering or publicity material relating to the Bonds, in any country or jurisdiction where action for that purpose is required.
2Prohibition of Sales to Retail Investors in the EEA: The Bonds are not intended, to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11)
of Article 4(1) of Directive 2014/65/EU ("MiFID II") or (ii) a customer within the meaning of
Directive 2016/97/EU (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Accordingly, each Joint Bookrunner represents, warrants and agrees that it has not offered or sold, and will not offer or sell, any of the Bonds to any retail investor in the EEA.
3Prohibition of Sales to Retail Investors in the United Kingdom: The Bonds are not
intended, to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8)
of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the
European Union (Withdrawal) Act 2018 ("EUWA") or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the "FSMA") and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of
Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.
Accordingly, each Joint Bookrunner represents, warrants and agrees that it has not offered or sold, and will not offer or sell, any of the Bonds to any retail investor in the United Kingdom.
4United States:
4.1The Bonds and the Settlement Shares: The Bonds and the Settlement Shares to be
delivered on conversion of the Bonds (together, the "Securities") have not been and will not be registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each of the Joint Bookrunners represents that it has not offered or sold, and agrees that it will not offer or sell, any of the Securities constituting part of its allotment except outside of the United States to non-U.S. persons in an "offshore transaction"
accordance with Rule 903 of Regulation S under the Securities Act ("Regulation S").
Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Bonds and the Settlement
Shares to be delivered upon conversion of the Bonds and all such persons have complied and will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
4.2Such Joint Bookrunner has offered and sold the Bonds, and will offer and sell the Bonds, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Bonds and the Closing Date, only in accordance with
Regulation S.
4.3At or prior to the confirmation of sale of any Bonds sold in reliance on Regulation S, such Joint
Bookrunner will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Bonds from it during the distribution compliance period a confirmation or notice to substantially the following effect:
"The Bonds covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the Securities Act), and may not be offered or sold within the United States or to, or
15
for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii)
otherwise until 40 days after the later of the commencement of the offering of the Bonds and the date of original issuance of the Bonds, except in accordance with Regulation S. Terms used above have the meanings given to them by Regulation S."
4.4Each Joint Bookrunner represents that it has not entered and agrees that it will not enter into any contractual arrangement with any distributor (as that term is defined in Regulation S) with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Issuer.
5Canada: Each Joint Bookrunner acknowledges that the Bonds and the Settlement Shares (the
"Securities") have not been and will not be qualified for distribution by prospectus under the securities laws of any province or territory of Canada and may not be offered or sold in Canada except pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of Canadian securities laws. Each of the Joint Bookrunners acknowledges and agrees that the Bonds are being made available for sale in Canada only to purchasers who qualify as both an "accredited investor" and a "permitted client" within the meaning of applicable
Canadian securities laws.
6United Kingdom of Great Britain and Northern Ireland: Each Joint Bookrunner represents, warrants and agrees that:
(a)it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Bonds and the Bonds Offer in circumstances in which section
21(1) of the FSMA does not apply to the Issuer; and
(b)it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bonds and the Bonds Offer in, from or otherwise involving the United Kingdom.
16
Schedule 6
Form of Closing Certificate
[On the letterhead of the Issuer]

BNP Paribas 16, boulevard des Italiens 75009 Paris France	BofA Securities Europe SA 15, rue La Boétie 75008 Paris France	Goldman Sachs Bank Europe SE Marienturm, Taunusanlage 9-10 60329 Frankfurt am Main Germany
Deutsche Bank Aktiengesellschaft Taunusanlage 12 60325 Frankfurt am Main Germany	Jefferies GmbH Bockenheimer Landstraße 24 60323 Frankfurt am Main, Germany	Moelis & Company LLC 399 Park Avenue New York, NY 10022 United States
(together the "Joint Bookrunners" of the issue of Bonds referred to below)
Dear Sirs,
QIAGEN N.V.
with corporate seat (statutaire zetel) in Venlo, The Netherlands
(the "Issuer")
USD 750 million Convertible Bonds due 2032
ISIN DE000A4EF8U1
convertible into ordinary registered shares of QIAGEN N.V.,
(the "Bonds")
Closing Certificate
Reference is made to the subscription agreement in respect of the Bonds dated 28 August 2025 (the
"Subscription Agreement") and the pricing agreement in respect of the Bonds dated 28 August 2025
(the "Pricing Agreement"). References to capitalised terms used but not defined herein are to those terms as defined in the Subscription Agreement.
We hereby certify on behalf of the Issuer that
(a)as at the date hereof there has been no Material Adverse Change in relation to the Issuer or the
Group since the time of the execution of the Subscription Agreement;
(b)the representations and warranties of the Issuer contained in the Subscription Agreement are true and correct in all respects as at, and as if made on, the date hereof; and
(c)the Issuer has performed all of its obligations under the Subscription Agreement to be performed on or before the date hereof and is not in breach of any provision of the Contracts.
In addition, we hereby confirm that
(x)the articles of association (Satzung) of the Issuer, dated as of 28 January 2025, and delivered to you on 28 August 2025 are, as at the date hereof, still valid and in full force and effect and since their date no shareholders' resolution has been passed to amend the same and no invitation for a shareholders' meeting of the Issuer containing a proposal to amend the same has been published; and
17
(y)each copy of documents with respect to the Issuer delivered to you in accordance with Clause
4.2.9 and Clause 4.2.10 of, and Schedule 4 to, the Subscription Agreement is a true copy of the relevant original.
[●] 2025
Yours sincerely,
QIAGEN N.V.
___________________________________________________________
By:By:
[Signature Page Subscription Agreement]
Signature Page
to the Subscription Agreement
This Subscription Agreement has been entered into on the date first stated above.

QIAGEN N.V.

/s/ Roland Sackers	/s/ Melanie Prang
by: Rolando Sackers, CFO	by: Melanie Prang, VP Head of Global Treasury & Insurances
[Signature Page Subscription Agreement]

BNP Paribas

/s/ Thierry Petit	/s/ Marco Dargel
by: Thierry Petit, Managing Director Head of BNP Paribas Equity -Linked EMEA	by: Marco Dargel, Managing Director BNP Paribas Deputy Head Corporate Coverage Region West
[Signature Page Subscription Agreement]

BOFA Securities

/s/ Jerome Renard
by: Jerome Renard, Head of EU ECM
[Signature Page Subscription Agreement]

GOLDMAN SACHS BANK EUROPE SE

/s/ Florian Granier	/s/ Marvin Helwes
by:	by:
Name: Florian Granier	Name: Marvin Helwes
Title: Managing Director	Title: Vice President
[Signature Page Subscription Agreement]

DEUTSCHE BANK AKTIENGESELLSCHAFT

/s/ Mark Schmitz	/s/ Rico Pedrett
by: Mark Schmitz Managing Director	By: Rico Pedrett Director
[Signature Page Subscription Agreement]

JEFFERIES GMBH

/s/ Oliver Diehl	/s/ Dominik Gansloser
by: Oliver Diehl	by: Dominik Gansloser
[Signature Page Subscription Agreement]

MOELIS & COMPANY LLC

/s/ Steven Halperin
by: Steven R. Halperin Managing Director